EXHIBIT (h.12)

SECURITIES LENDING AGENCY AGREEMENT

AGREEMENT, dated as of April 2, 2007, between iShares, Inc., a Maryland Corporation, and iShares Trust, a Delaware statutory trust (both singly and together, the “Company”), acting on behalf of the funds listed on Schedule A hereto and any future series or portfolio of the Company (each such fund, series or portfolio, a “Fund”), and Barclays Global Investors, N.A., a national banking association (“BGI”).

WHEREAS, the Company is registered as an open-end investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Company, on behalf of each Fund, desires to appoint BGI as its agent for the purpose of lending Securities in the Account (as defined below) as more fully set forth below; and

WHEREAS, BGI has agreed to act as the Company’s agent for such purpose pursuant to the terms hereof;

NOW, THEREFORE, for and in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1. Definitions.

Whenever used in this Agreement, unless the context otherwise requires, the following words shall have the meanings set forth below. Capitalized terms used but not defined herein shall have the meaning assigned to them in the applicable Securities Lending Agreement.

1.1 “Account” shall mean the custodial account or accounts established and maintained by the Custodian on behalf of each Fund for the safekeeping of Securities and monies of the Fund from time to time.

1.2 “Approved Investment” shall mean any type of investment permitted for Cash Collateral under the Securities Lending Guidelines.

1.3 “Authorized Person” shall be any officer of the Company and any other person, whether or not any such person is an officer or employee of the Company, duly authorized by resolutions of the Company to give Oral Instructions and/or Written Instructions on behalf of the Company, such persons to be designated in a Certificate which contains a specimen signature of such person.

1.4 “Book-Entry System” shall mean the Federal Reserve/Treasury book-entry system for receiving and delivering Government Securities (as defined herein), its successors or equivalent and nominees.

1.5 “Borrower” shall mean any entity which is permitted to borrow Securities from the Company pursuant to then applicable law, regulation, and/or interpretation and pursuant to the Securities Lending Guidelines, and which has a valid Securities Lending Agreement in place with BGI.

1.6 “Business Day” shall mean, with respect to a Fund for which Securities loans are outstanding pursuant to this Agreement, a day on which both such Fund and BGI are open for business.

1.7 “Cash Collateral” shall mean either Fed funds or New York Clearing House funds or their equivalent if denominated in U.S. dollars, or the equivalent if the Cash Collateral is denominated in a currency other than U.S. dollars, as applicable for a particular loan of Securities.

1.8 “Certificate” shall mean any notice, instruction, schedule or other instrument in writing, authorized or required by this Agreement to be given to BGI, which is actually received by BGI and signed on behalf of the Company by an Authorized Person or a person reasonably believed by BGI to be an Authorized Person.

1.9 “Collateral” shall mean Cash Collateral, Government Securities and Letters of Credit, plus such other collateral as may be then permitted by applicable law, regulation and/or interpretation, and the Securities Lending Guidelines.

1.10 “Collateral Account” shall mean a segregated account or accounts established and maintained by the Custodian for the purpose of holding Collateral and Approved Investments, and interest, dividends and other payments and distributions received with respect to Collateral and Approved Investments (“Distributions”). A Collateral Account may include a joint account as permitted by the Securities Lending Guidelines.

1.11 “Custodian” shall mean Investors Bank & Trust Company, a trust company organized and existing under the laws of the Commonwealth of Massachusetts, or such other company that may from time to time be retained as custodian by the Company with respect to one or more Funds.

1.12 “Depository” shall mean the Depository Trust Company, Euroclear, and any other securities depository, sub-depository or clearing agency (and their respective successors and nominees) authorized under applicable law or regulation to act as a securities depository, sub-depository or clearing agency, including any foreign securities depository or sub-depository for the Company.

1.13 “Earnings Account” shall mean a segregated account established and maintained by the Custodian for the purpose of receiving any Securities Loan Fee paid by Borrowers in connection with Securities loans hereunder.

1.14 “Government Security” shall mean book-entry Treasury securities (as defined in Subpart 0 of Treasury Department Circular No. 300, 31 C.F.R. 306) and any other securities issued or guaranteed by the United States government or any agency or instrumentality of the United States government.

1.15 “Letter of Credit” shall mean an unconditional and irrevocable letter of credit in favor of BGI as agent for the Fund issued by a bank other than the Borrower, the creditworthiness of which has been deemed to be acceptable by BGI and which meets any applicable requirements in the Securities Lending Guidelines.

1.16 “Oral Instructions” shall mean verbal instructions actually received by BGI from an Authorized Person or from a person reasonably believed by BGI to be an Authorized Person.

1.17 “Rebate” shall mean the amount payable by the Fund to a Borrower in connection with Securities loans at any time collateralized by Cash Collateral.

1.18 “Securities Lending Agreement” shall mean with respect to any Borrower, the agreement pursuant to which BGI lends securities on behalf of its customers (including the Fund) to such Borrower, as amended from time to time, which agreement shall meet any applicable requirements in the Securities Lending Guidelines. The Securities Lending Agreement may be in the form of a master agreement covering a series of Securities lending transactions from multiple lenders, including the Company.

1.19 “Securities Lending Guidelines” shall mean guidelines governing the Company’s Securities lending program adopted by the Company and provided to BGI from time to time. The Securities Lending Guidelines may address any aspect of the Company’s Securities lending program, including without limitation the kinds of Securities that may be lent, permissible forms of Collateral, permissible Approved Investments, the selection of Borrowers, and regular reporting to the Company.

1.20 “Securities Loan Fee” shall mean the amount payable by a Borrower to BGI, as agent for the Fund, pursuant to the applicable Securities Lending Agreement in connection with Securities loans, if any, collateralized by Collateral other than Cash Collateral.

1.21 “Security” shall mean any Government Securities, non-U.S. securities, U.S. common stock and other equity securities, bonds, debentures, corporate debt securities, notes, mortgages or other obligations, and any certificates, warrants or other instruments representing rights to receive, purchase, or subscribe for the same, or evidencing or representing any other rights or interests therein, which are available for lending pursuant to Section 2.2 of this Agreement.

1.22 “Written Instructions” shall mean written communications actually received by BGI from an Authorized Person or from a person reasonably believed by BGI to be an Authorized Person by letter, memorandum, telegram, cable, telex, telecopy facsimile, computer, video (CRT) terminal or other on-line system, or any other method whereby BGI is able to verify with a reasonable degree of certainty the identity of the sender.

2. Appointment; Scope of Agency Authority.

2.1 Appointment. The Company, on behalf of each Fund, hereby appoints BGI as its agent to lend Securities in the Account to Borrowers from time to time as hereinafter set forth, and BGI hereby accepts appointment as such agent and agrees to so act.

2.2 Securities Subject to Lending. Unless the Company provides BGI Written Instructions to the contrary, all Securities maintained in the Account shall be available for lending pursuant to this Agreement.

2.3 Securities Lending Agreement.

(a) Attached hereto as Exhibit A are the standard forms of Securities Lending Agreements in effect between BGI and the Borrowers as of the date hereof. BGI shall provide the Company with any proposed material amendments or changes, and notify the Company of any such amendments or changes, to any form of Securities Lending Agreement to be used prior to their effectiveness. The Company may elect, without penalty, to terminate any Borrower if it opposes the change.

(b) BGI is hereby authorized to lend Securities in the Account to Borrowers pursuant to the Securities Lending Agreements, this Agreement and the Securities Lending Guidelines.

2.4 Loan Opportunities. The Company on behalf of each Fund acknowledges and agrees that BGI shall have the right to decline to make any loans of Securities under any Securities Lending Agreement, to discontinue lending or to terminate any loans of Securities under any Securities Lending Agreement in its sole discretion. The Company on behalf of each Fund agrees that it shall have no claim against BGI based on, or relating to, loans made for other customers, or loan opportunities refused hereunder, whether or not BGI has made fewer or more loans for any other customer than for the Fund, and whether or not any loan for another customer, or the opportunity refused, could have resulted in loans made hereunder.

2.5 Use of Book-Entry System and Depositories. The Company on behalf of each Fund hereby authorizes BGI on a continuous and on-going basis, to deposit in the Book-Entry System and any Depositories all Securities eligible for deposit therein and to utilize the Book-Entry System and Depositories to the extent possible in connection with its receipt and delivery of Securities, Collateral, Approved Investments and monies under this Agreement. Where Securities, Collateral (other than Cash Collateral) and Approved Investments eligible for deposit in the Book-Entry System or a Depository are transferred to the Account, BGI shall identify or cause to be identified as belonging to the Fund a quantity of securities in a fungible bulk of securities shown on BGI’s account on the books of the Book-Entry System or the applicable Depository. Securities, Collateral and Approved Investments deposited in the Book-Entry System or a Depository will be commingled in accounts which include assets held by BGI for customers, including but not limited to accounts in which BGI acts in a fiduciary or agency capacity, as well as assets held by or on behalf of other clients or participants of the Book-Entry System or Depository.

2.6 Use of Third-Party Service Providers. The Company on behalf of each Fund hereby acknowledges and agrees that BGI may utilize third-party service providers to perform or analyze the functions described herein, including service providers in which BGI may have an ownership interest. As permitted by Section 5.8 below, these services may require the transmission, use or sharing of data created in Securities lending transactions involving the Funds. BGI shall bear the cost of any such service providers out of its portion of the proceeds from Securities lending.

3. Representations and Warranties.

3.1 Company’s Representations. The Company hereby represents and warrants to BGI, which representations and warranties shall be deemed to be continuing and to be reaffirmed on any day that a Securities loan hereunder is outstanding, that:

(a) This Agreement and the Securities Lending Guidelines have been approved by the Board of Trustees or the Board of Directors of the Company (as applicable); this Agreement is, and, if properly entered into under the terms of this Agreement and the Securities Lending Guidelines, each Securities loan and Approved Investment will be, legally and validly entered into by the Company on behalf of each Fund, does not, and will not, violate any statute, regulation, rule, order or judgment binding on the Fund, or any provision of the Company’s charter or by-laws, or any agreement binding on the Company or affecting its property, and is enforceable against the Company and each Fund in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws, or by equitable principles relating to or limiting creditors’ rights generally;

(b) The person executing this Agreement and all Authorized Persons acting on behalf of the Company or any Fund has and have been duly and properly authorized to do so;

(c) Each Fund is lending Securities as principal for its own account and it will not transfer, assign or encumber its interest in, or rights with respect to, any Securities loans;

(d) All Securities available for lending pursuant to Section 2.2 of this Agreement are free and clear of all liens, claims, security interests and encumbrances that would preclude their being lent as contemplated by this Agreement. The Company shall promptly notify BGI in the manner agreed between the parties from time to time when any Securities are no longer subject to the representations contained in this sub-paragraph (d).

3.2 BGI’s Representations. BGI hereby represents and warrants to the Company, which representations and warranties shall be deemed to be continuing and to be reaffirmed on any day that a Securities loan hereunder is outstanding, that:

(a) This Agreement is legally and validly entered into by BGI, does not and will not, violate any statute, regulation, rule, order or, judgment binding on BGI, or any provision of BGI’s charter or by-laws, or any agreement binding on BGI or affecting its property, and is enforceable against BGI in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws, or by equitable principles relating to or limiting creditors’ rights generally;

(b) Both the person executing this Agreement on behalf of BGI and all persons acting on BGI’s behalf pursuant to this Agreement have been duly and properly authorized to do so; and

(c) It will comply with all laws, rules and regulations, including without limitation the conditions of any exemptive orders granted to the Company by the Securities and Exchange Commission with respect to securities lending transactions, if required, applicable to the Securities lending transactions contemplated by this Agreement.

4. Securities Lending Transactions.

4.1 Compliance with Securities Lending Guidelines. BGI hereby acknowledges receipt of the current Securities Lending Guidelines. The Company shall promptly notify BGI of any changes to the Securities Lending Guidelines. BGI acknowledges and agrees that it shall only lend Securities on behalf of the Funds in accordance with the conditions of the Securities Lending Guidelines applicable to the Funds’ lending agent.

4.2 Loan Initiation. From time to time BGI may lend Securities to Borrowers and deliver such Securities against receipt of Collateral in accordance with the applicable Securities Lending Agreement and the Securities Lending Guidelines. If instructed by the Company in writing, BGI shall refrain from lending a particular Security or from making loans to a particular Borrower.

4.3 Receipt of Collateral; Approved Investments.

(a) With respect to any Securities loan entered into on behalf of a Fund, BGI shall require that the Borrower deliver and maintain collateral that is equal at all times during the term of the loan to at least the market value of the Securities loaned and any accrued interest thereon. If Cash Collateral is received, BGI is hereby authorized and directed, without obtaining any further approval from the Fund, to invest and reinvest all or substantially all of the Cash Collateral received in any Approved Investments, including in the name of and on behalf of the Fund to redeem, withdraw or sell the same, and to receive distributions in the name of and on behalf of the Fund in accordance with the Securities Lending Guidelines. The Company hereby agrees to execute all necessary documents and take all necessary actions reasonably requested by BGI in order to permit BGI to so act with regard to Approved Investments. BGI shall instruct the Custodian to credit all Collateral, Approved Investments and Distributions received with respect to Collateral and Approved Investments to the Collateral Account and mark its books and records to identify the Fund’s ownership thereof as appropriate.

(b) All Approved Investments shall be for the account and risk of the Fund. To the extent any loss arising out of Approved Investments results in a deficiency in the amount of Collateral available for return to a Borrower pursuant to the Securities Lending Agreement, the Fund agrees to pay BGI on demand cash in an amount equal to such deficiency.

(c) Except as otherwise provided herein, all Collateral, Approved Investments and Distributions credited to the Collateral Account shall be controlled by, and subject only to the instructions of, BGI, and BGI shall not be required to comply with any instructions of the Company with respect to the same.

4.4 Distributions on Loaned Securities. Except as provided in the next sentence, all amounts received from the Borrower equivalent to all interest, dividends, and other distributions which the owner of the loaned Securities is entitled to receive shall be credited to the Fund’s Account on the date such amounts are delivered by the Borrower to the Custodian. Any non-cash distribution on loaned Securities which is in the nature of a stock split or a stock dividend shall be added to the applicable loan (and shall be considered to constitute loaned Securities) as of the date such non-cash distribution is declared payable whether or not it has been received by the Borrower, provided that any such addition shall be conditional upon the actual receipt of such non-cash distribution and may be reversed by the Custodian to the extent that such non-cash distribution is not received.

4.5 Mark to Market. BGI shall on each Business Day mark to market in U.S. dollars the value of all Collateral (other than Cash Collateral) and Securities loaned hereunder and accordingly receive and release Collateral in accordance with the applicable Securities Lending Agreement.

4.6 Collateral Substitutions. BGI may accept substitutions of Collateral in accordance with the applicable Securities Lending Agreement and the Securities Lending Guidelines and shall credit all such substitutions to the Collateral Account; provided, however, that unless other Collateral has been mutually agreed upon in writing by BGI and the Fund (including by means of the Securities Lending Guidelines), no other Collateral may be substituted for Cash Collateral.

4.7 Termination of Loans. In addition to BGI’s authority to terminate a loan of Securities pursuant to the terms of the applicable Securities Lending Agreement as described inSection 2.4 above, BGI shall terminate any Securities loan to a Borrower in accordance with the applicable Securities Lending Agreement promptly:

(a) upon receipt by BGI of Oral Instructions or Written Instructions instructing it to terminate a Securities loan; provided that the Company may require that each Security must be returned to the Fund by no later than the date which is the standard settlement date for trades of such Security entered into on the date such Oral Instruction or Written Instruction is received by BGI;

(b) upon receipt by BGI of Oral Instructions or Written Instructions pursuant to the Securities Lending Guidelines to no longer lend to a particular Borrower;

(c) upon receipt of written notice from the Company terminating this Agreement with respect to one or more Funds in accordance with Section 6; or

(d) as contemplated by the Securities Lending Guidelines.

4.8 Securities Loan Fee. BGI shall receive any applicable Securities Loan Fee paid by any Borrower pursuant to a Securities Lending Agreement and credit all such amounts received to the Earnings Account.

4.9 Borrower’s Financial Condition. BGI has delivered to Barclays Global Fund Advisors (the “Adviser”) each Borrower’s most recent statements required to be furnished to customers by Rule 17a-5(c) of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as have been made available to BGI pursuant to the Securities Lending Agreements. BGI shall promptly deliver to the Adviser all statements and financial information subsequently delivered to BGI and required to be furnished to BGI under the Securities Lending Agreements.

4.10 Transfer Taxes and Necessary Costs. All transfer taxes and necessary costs with respect to the transfer of the loaned Securities by the Fund to the Borrower and the Borrower to the Fund upon the termination of the loan shall be paid by the Borrower in accordance with the applicable Securities Lending Agreement.

4.11 BGI’s Obligation. Except as specifically set forth herein, or in any applicable Securities Lending Agreement, BGI shall have no duty or obligation to take action to effect payment by a Borrower of any amounts owed by such Borrower pursuant to the Securities Lending Agreement.

4.12 Loans to Affiliated Borrowers. The Company and BGI have obtained an exemptive order from the Securities and Exchange Commission that permits BGI to lend Securities on behalf of the Funds to Affiliated Borrowers, provided that such loans are made in accordance with the conditions and procedures outlined in the exemptive order. BGI shall only make loans to Affiliated Borrowers in accordance with such conditions and procedures, as they may be amended from time to time, and only so long as they remain applicable, and in accordance with the Securities Lending Guidelines.

5. Concerning BGI.

5.1 Standard of Care: Indemnification.

(a) It is expressly understood and agreed that in exercising its rights and performing its obligations hereunder, BGI owes no fiduciary duty to the Fund. BGI shall not be liable for any costs, expenses, damages, liabilities or claims (including reasonable attorneys and accountants fees) incurred by the Fund, except to the extent those costs, expenses, damages, liabilities or claims result from BGI’s material breach of this Agreement or BGI’s negligence, willful misconduct, bad faith, or reckless disregard of its obligations and duties hereunder.

Neither the Company nor BGI shall have any obligation hereunder for costs, expenses, damages, liabilities or claims (including reasonable attorneys and accountants fees), which are sustained or incurred by reason of any action or inaction by the Book-Entry System or any Depository or their respective successors or nominees. In no event shall either party be liable to the other for special, punitive or consequential damages, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages.

(b) The Company on behalf of each Fund agrees to indemnify BGI and to hold it harmless from and against any and all costs, expenses, damages, liabilities or claims (including reasonable fees and expenses of counsel) which BGI may sustain or incur or which may be asserted against BGI by reason of or as a result of any action taken or omitted by BGI in connection with or arising out of BGI’s operating under and in compliance with this Agreement, except those costs, expenses, damages, liabilities or claims arising out of BGI’s negligence, bad faith, willful misconduct, or reckless disregard of its obligations and duties hereunder. Actions taken or omitted in reasonable reliance upon Oral Instructions or Written Instructions, any Certificate, or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument reasonably believed by BGI to be genuine or bearing the signature of a person or persons reasonably believed by BGI to be genuine or bearing the signature of a person or persons reasonably believed to be authorized to sign, countersign or execute the same, shall be presumed to have been taken or omitted in good faith.

(c) BGI shall indemnify and hold harmless the Company and each Fund, its Board of Trustees or Board of Directors (as applicable) and their agents and Barclays Global Fund Advisors from any and all loss, liability, costs, damages, actions, and claims (“Loss”) to the extent that any such Loss arises out of the material breach of this Agreement by or negligent acts or omissions, bad faith or willful misconduct of BGI, its officers, directors or employees or any of its agents or subcustodians in connection with the Securities lending activities undertaken pursuant to this Agreement, provided that BGI’s indemnification obligation with respect to the acts or omissions of its subcustodians shall not exceed the indemnification provided by the applicable subcustodian to BGI. The Fund and/or Company may obtain indemnification against losses due to a Borrower default from a third party, including from an affiliate of BGI. BGI is not a party to any such arrangement.

5.2 No Obligation to Inquire. Without limiting the generality of the foregoing, BGI shall be under no obligation to inquire into, and shall not be liable for, the validity of the issue of any Securities at any time held in the Account or Approved Investments held in the Collateral Account.

5.3 Advice of Counsel. BGI may, with respect to questions of law, apply for and obtain the advice and opinion of counsel which may be counsel to the Company, provided that the foregoing shall not be deemed to be a waiver by the Company of any conflict of such counsel.

5.4 No Collection Obligations. BGI shall be under no obligation or duty to take action to effect collection from the issuer of any amounts payable in respect of Securities or Approved Investments if the issuer of such Securities or Approved Investments is in default, or if payment is refused after due demand and presentation.

5.5 Pricing Methods. BGI is authorized to utilize any recognized pricing information service or any other means of valuation specified in the applicable Securities Lending Agreement (“Pricing Methods”) in order to perform its valuation responsibilities with respect to loaned Securities, Collateral and Approved Investments, and the Fund agrees to hold BGI harmless from and against any loss or damage suffered or incurred as a result of errors or omissions of any such Pricing Methods.

5.6 BGI’s Fee as Securities Lending Agent, etc.

(a) In connection with each Securities loan hereunder, the Fund shall, subject to Section 5.6(c), pay to BGI a percentage (the “BGI Fee Percentage”) of the net amount earned from Securities lending activities, consisting of income earned on the investment and reinvestment of Cash Collateral plus any Securities Loan Fees otherwise paid by the Borrowers. The net amount to be paid to BGI shall be computed after deducting any rebate due to the Borrowers under the applicable Securities Lending Agreement with the Borrowers. The BGI Fee Percentage shall be such percentage as may from time to time be agreed upon by the Board of the Company and BGI and shall be set forth in writing. As of the date of this Agreement, the BGI Fee Percentage is fifty percent (50%).

(b) BGI is authorized on a monthly basis to charge the fee owed to it by a Fund under this paragraph 5.6 against the applicable Collateral Account or Earnings Account. Such fee shall be charged and paid at the end of each month. Subject to Section 5.6(c), BGI shall simultaneously therewith direct the Custodian to pay to the applicable Fund the net amount earned from Securities lending activities, as described in Section 5.6(a), that is not paid to BGI as its fee.

(c) BGI shall be responsible for all transaction fees and all other operational costs relating to Securities lending activities, other than extraordinary expenses (e.g., litigation and indemnification expenses). In the event that a Fund directly or indirectly bears all or a portion of any fees and expenses payable to BGI, BGFA or any other affiliate of BGI as a result of the investment of Cash Collateral in any joint account, fund or similar vehicle, such fees and expenses (other than extraordinary expenses) thereof borne by the Fund, as computed at least monthly by BGI or its designee, shall, without limitation, be deemed a transaction fee or other operational cost for which BGI shall be responsible.

5.7 Reliance on Certificates and Instructions. The Company agrees to furnish to BGI a new Certificate whenever any then Authorized Person ceases to be an Authorized Person or additional Authorized Persons are appointed and authorized. BGI shall be entitled to rely, and shall be fully protected in acting, upon any Certificate, any information contained on any schedule hereto as may be amended in accordance with the terms hereof, and any Written or Oral Instruction actually received by BGI and reasonably believed by BGI to be duly authorized and delivered. The Company agrees to forward to BGI Written Instructions confirming Oral Instructions in such manner so that such Written Instructions are received by BGI by the close of business of the same day that such Oral Instructions are given to BGI. The Company agrees that the fact that such confirming Written Instructions are not received on a timely basis or that contrary instructions are received by BGI shall in no way affect the validity or enforceability of the transactions authorized by the Company. BGI shall use reasonable efforts to report any subsequently received contrary instructions. In this regard, the records of BGI shall be presumed to reflect accurately any Oral Instructions given by an Authorized Person or a person reasonably believed by BGI to be an Authorized Person.

5.8 Disclosure of Information. BGI may not disclose or supply any information regarding the Company or Fund unless required by any law or governmental regulation now or hereafter in effect or requested to do so by Company; provided that BGI may disclose or supply information regarding the Company and/or Fund and any transactions authorized by this Agreement as necessary in the sole discretion of BGI in order to facilitate, effect or continue any Securities loans hereunder or to assist in the analysis of the performance of the Securities lending program.

5.9 Reports. BGI shall furnish the Company and the Fund with reports relating to loans hereunder and other information requested by the Company and shall provide such reports to the Company’s Board of Trustees or Board of Directors upon request or as may be required by the Securities Lending Guidelines.

5.10 Force Majeure. Notwithstanding anything to the contrary in this Agreement, in no event shall a party to this Agreement be liable to the other party or any third party for losses resulting from (i) any acts of God, fires, floods, or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, terrorist activity, or insurrection, or (ii) other happenings or events beyond the reasonable control or anticipation of the party affected, provided that (A) the affected party has in place appropriate business continuity procedures, systems and facilities and (B) the affected party uses its best efforts to avoid or remove the cause of such losses.

5.11 No Implied Duties.

(a) BGI shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement and in the applicable Securities Lending Agreement, and no covenant or obligation shall be implied against BGI in connection with this Agreement.

(b) Neither the Company nor any Fund shall have any duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against the Company or any Fund in connection with this Agreement.

(c) Nothing in this Agreement shall be understood to imply that in performing the functions described herein, BGI is acting in the capacity of an investment adviser or is providing advice as to the value of securities or as to the advisability of investing in, purchasing, or selling securities.

6. Termination.

This Agreement may be terminated at any time with respect to one or more Funds by either party upon delivery to the other party of a written notice specifying the date of such termination, which shall be not less than 60 days after the date of receipt of such notice. Both parties shall take all commercially reasonable steps to cooperate to provide a smooth transition in the event of a termination. Notwithstanding any such notice, this Agreement shall continue in full force and effect with respect to any loans of Securities that remain outstanding as of the date of termination; provided, however, that BGI shall promptly terminate all loans of Securities made pursuant to this Agreement and shall not make any further loans of Securities pursuant this Agreement.

7. Miscellaneous.

7.1 Exclusivity. During the term of this Agreement, the Company agrees that it shall not enter into any other agreement with any third party whereby such third party is permitted to make loans on behalf of any Fund of any Securities held by BGI in the Account from time to time; provided, however, that nothing in this provision shall prevent the Company from terminating this Agreement and/or hiring a securities lending agent other than BGI. The parties agree that this provision does not prohibit the Company from maintaining this Agreement during any transition period to another Securities lending agent.

7.2 Notices.

(a) Any notice or other instrument in writing, authorized or required by this Agreement to be given to BGI, shall be sufficiently given if addressed to BGI and received by it at its offices at 45 Fremont Street, San Francisco, CA 94105, Attention: Securities Lending Department, with a copy to the General Counsel or at such other place as BGI may from time to time designate in writing.

(b) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Company shall be sufficiently given if addressed to the Fund and/or Company and received by—Mutual Fund Administration, c/o Barclays Global Fund Advisors, 45 Fremont Street, San Francisco, California 94105,with a copy to: Legal Department, or at such other place as the Company may from time to time designate in writing.

7.3 Cumulative Rights and No Waiver. Each and every right granted to a party hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of a party to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by a party of any right preclude any other or future exercise thereof or the exercise of any other right.

7.4 Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

7.5 Amendments. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties.

7.6 Successors and Assigns. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other.

7.7 Governing Law. This Agreement shall be construed in accordance with the laws of the State of California without regard to conflict of laws principles thereof.

7.8 No Third Party Beneficiaries. In performing hereunder, BGI is acting solely on behalf of the Company and, except as specifically provided herein, no contractual or service relationship shall be deemed to be established hereby between BGI and any other person.

7.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

7.10 SIPA Notice. THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT THE FUND WITH RESPECT TO LOANS HEREUNDER AND, THEREFORE, THE COLLATERAL DELIVERED TO BGI AS AGENT FOR THE FUND MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF A BORROWER’S OBLIGATION IN THE EVENT SUCH BORROWER FAILS TO RETURN THE LOANED SECURITIES.

7.11 Survival of Indemnification. The indemnifications provided by a party hereunder shall be a continuing obligation of such party, its successors and assigns, notwithstanding the termination of any loans hereunder or of this Agreement.

7.12 It is understood and agreed that none of the interestholders, officers, agents Directors or Trustees of the Company or any Fund shall be personally liable hereunder. All persons contracting with or having a claim against the Company with respect to a Fund shall look solely to the assets of such Fund for payment of such contract or claim, and no Fund shall be liable for the obligations of any other Fund.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

iSHARES, INC.

By:	/s/ Lee T. Kranefuss
Title:	Chairman and President

iSHARES TRUST

By:	/s/ Lee T. Kranefuss
Title:	Chairman and President

BARCLAYS GLOBAL INVESTORS, N.A.

By:	/s/ H. Michael Willliams
Title:	Managing Director

By:	/s/ Michael A. Latham
Title:	Managing Director

Approved by the Board of Directors of iShares, Inc. and the Board of Trustees of iShares Trust on March 8, 2007.

[Signature page to Securities Lending Agency Agreement]

THE BOND MARKET ASSOCIATION

Master Securities

Loan Agreement

2000 Version

Dated as of:                         , 200

Between:	Barclays Global Investors, N.A., as agent or trustee for various agency or trust accounts specified in Appendix A

and

1.	Applicability.

From time to time the parties hereto may enter into transactions in which one party (“Lender”) will lend to the other party (“Borrower”) certain Securities (as defined herein) against a transfer of Collateral (as defined herein). Each such transaction shall be referred to herein as a “Loan” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in an Annex or Schedule hereto and in any other annexes identified herein or therein as applicable hereunder. Capitalized terms not otherwise defined herein shall have the meanings provided in Section 25.

2.	Loans of Securities.

2.1	Subject to the terms and conditions of this Agreement, Borrower or Lender may, from time to time, seek to initiate a transaction in which Lender will lend Securities to Borrower„ Borrower and Lender shall agree on the terms of each Loan (which terms may be amended during the Loan), including the issuer of the Securities, the amount of Securities to be lent, the basis of compensation, the amount of Collateral to be transferred by Borrower, and any additional terms. Such agreement shall be confirmed (a) by a schedule and receipt listing the Loaned Securities provided by Borrower to Lender in accordance with Section 3.2, (b) through any system that compares Loans and in which Borrower and Lender are participants, or (c) in such other manner as may be agreed by Borrower and Lender in writing. Such confirmation (the “Confirmation”), together with the Agreement, shall constitute conclusive evidence of the terms agreed between Borrower and Lender with respect to the Loan to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any inconsistency between the terms of such Confirmation and this Agreement, this Agreement shall prevail unless each party has executed such Confirmation.

2.2	Notwithstanding any other provision in this Agreement regarding when a Loan commences, unless otherwise agreed, a Loan hereunder shall not occur until the Loaned Securities and the Collateral therefor have been transferred in accordance with Section 15.

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3.	Transfer of Loaned Securities.

3.1	Unless otherwise agreed, Lender shall transfer Loaned Securities to Borrower hereunder on or before the Cutoff Time on the date agreed to by Borrower and Lender for the commencement of the Loan.

3.2	Unless otherwise agreed, Borrower shall provide Lender, for each Loan in which Lender is a Customer, with a schedule and receipt listing the Loaned Securities. Such schedule and receipt may consist of (a) a schedule provided to Borrower by Lender and executed and returned by Borrower when the Loaned Securities are received, (b) in the case of Securities transferred through a Clearing Organization which provides transferors with a notice evidencing such transfer, such notice, or (c) a confirmation or other document provided to Lender by Borrower.

3.3	Notwithstanding any other provision in this Agreement, the parties hereto agree that they intend the Loans hereunder to be loans of Securities. If, however, any Loan is deemed to be a loan of money by Borrower to Lender, then Borrower shall have, and Lender shall be deemed to have granted, a security interest in the Loaned Securities and the proceeds thereof.

4.	Collateral.

4.1	Unless otherwise agreed, Borrower shall, prior to or concurrently with the transfer of the Loaned Securities to Borrower, but in no case later than the Close of Business on the day of such transfer, transfer to Lender Collateral with a Market Value at least equal to the Margin Percentage of the Market Value of the Loaned Securities.

4.2	The Collateral transferred by Borrower to Lender, as adjusted pursuant to Section 9, shall be security for Borrower’s obligations in respect of such Loan and for any other obligations of Borrower to Lender hereunder. Borrower hereby pledges with, assigns to, and grants Lender a continuing first priority security interest in, and a lien upon, the Collateral, which shall attach upon the transfer of the Loaned Securities by Lender to Borrower and which shall cease upon the transfer of the Loaned Securities by Borrower to Lender. In addition to the rights and remedies given to Lender hereunder, Lender shall have all the rights and remedies of a secured party under the UCC,. It is understood that Lender may use or invest the Collateral, if such consists of cash, at its own risk, but that (unless Lender is a Broker-Dealer) Lender shall, during the term of any Loan hereunder, segregate Collateral from all securities or other assets in its possession. Lender may Retransfer Collateral only (a) if Lender is a Broker-Dealer or (b) in the event of a Default by Borrower„ Segregation of Collateral may be accomplished by appropriate identification on the books and records of Lender if it is a “securities intermediary” within the meaning of the UCC.

4.3	Except as otherwise provided herein, upon transfer to Lender of the Loaned Securities on the day a Loan is terminated pursuant to Section 6, Lender shall be obligated to transfer the Collateral (as adjusted pursuant to Section 9) to Borrower no later than the Cutoff Time on such day or, if such day is not a day on which a transfer of such Collateral may be effected under Section 15, the next day on which such a transfer may be effected.

4.4	If Borrower transfers Collateral to Lender, as provided in Section 4.1, and Lender does not transfer the Loaned Securities to Borrower, Borrower shall have the absolute right to the return of the Collateral; and if Lender transfers Loaned Securities to Borrower and Borrower does not transfer Collateral to Lender as provided in Section 4. 1, Lender shall have the absolute right to the return of the Loaned Securities.

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4.5	Borrower may, upon reasonable notice to Lender (taking into account all relevant factors, including industry practice, the type of Collateral to be substituted, and the applicable method of transfer), substitute Collateral for Collateral securing any Loan or Loans; provided, however, that such substituted Collateral shall (a) consist only of cash, securities or other property that Borrower and Lender agreed would be acceptable Collateral prior to the Loan or Loans and (b) have a Market Value such that the aggregate Market Value of such substituted Collateral, together with all other Collateral for Loans in which the party substituting such Collateral is acting as Borrower, shall equal or exceed the agreed upon Margin Percentage of the Market Value of the Loaned Securities.

4.6	Prior to the expiration of any letter of credit supporting Borrower’s obligations hereunder, Borrower shall, no later than the Extension Deadline, (a) obtain an extension of the expiration of such letter of credit, (b) replace such letter of credit by providing Lender with a substitute letter of credit in an amount at least equal to the amount of the letter of credit for which it is substituted, or (c) transfer such other Collateral to Lender as may be acceptable to Lender.

5.	Fees for Loan.

5.1	Unless otherwise agreed, (a) Borrower agrees to pay Lender a loan fee (a “Loan Fee”), computed daily on each Loan to the extent such Loan is secured by Collateral other than cash, based on the aggregate Market Value of the Loaned Securities on the day for which such Loan Fee is being computed, and (b) Lender agrees to pay Borrower a fee or rebate (a “Cash Collateral Fee”) on Collateral consisting of cash, computed daily based on the amount of cash held by Lender as Collateral, in the case of each of the Loan Fee and the Cash Collateral Fee at such rates as Borrower and Lender may agree. Except as Borrower and Lender may otherwise agree (in the event that cash Collateral is transferred by clearing house funds or otherwise), Loan Fees shall accrue from and including the date on which the Loaned Securities are transferred to Borrower to, but excluding, the date on which such Loaned Securities are returned to Lender, and Cash Collateral Fees shall accrue from and including the date on which the cash Collateral is transferred to Lender to, but excluding, the date on which such cash Collateral is returned to Borrower.

5.2	Unless otherwise agreed, any Loan Fee or Cash Collateral Fee payable hereunder shall be payable:

(a)	in the case of any Loan of Securities other than Government Securities, upon the earlier of (i) the fifteenth day of the month following the calendar month in which such fee was incurred and (ii) the termination of all Loans hereunder (or, if a transfer of cash in accordance with Section 15 may not be effected on such fifteenth day or the day of such termination, as the case may be, the next day on which such a transfer may be effected); and

(b)	in the case of any Loan of Government Securities, upon the termination of such Loan and at such other times, if any, as may be customary in accordance with market practice.

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Notwithstanding the foregoing, all Loan Fees shall be payable by Borrower immediately in the event of a Default hereunder by Borrower and all Cash Collateral Fees shall be payable immediately by Lender in the event of a Default by Lender.

6.	Termination of the Loan.

6.1 (a)	Unless otherwise agreed, either party may terminate a Loan on a termination date established by notice given to the other party prior to the Close of Business on a Business Day. The termination date established by a termination notice shall be a date no earlier than the standard settlement date that would apply to a purchase or sale of the Loaned Securities (in the case of a notice given by Lender) or the non-cash Collateral securing the Loan (in the case of a notice given by Borrower) entered into at the time of such notice, which date shall, unless Borrower and Lender agree to the contrary, be (i) in the case of Government Securities, the next Business Day following such notice and (ii) in the case of all other Securities, the third Business Day following such notice.

(b)	Notwithstanding paragraph (a) and unless otherwise agreed, Borrower may terminate a Loan on any Business Day by giving notice to Lender and transferring the Loaned Securities to Lender before the Cutoff Time on such Business Day if (i) the Collateral for such Loan consists of cash or Government Securities or (ii) Lender is not permitted, pursuant to Section 4.2, to Retransfer Collateral

6.2	Unless otherwise agreed, Borrower shall, on or before the Cutoff Time on the termination date of a Loan, transfer the Loaned Securities to Lender; provided, however, that upon such transfer by Borrower, Lender shall transfer the Collateral (as adjusted pursuant to Section 9) to Borrower in accordance with Section 4.3.

7.	Rights in Respect of Loaned Securities and Collateral.

7.1	Except as set forth in Sections 8.1 and 8.2 and as otherwise agreed by Borrower and Lender, until Loaned Securities are required to be redelivered to Lender upon termination of a Loan hereunder, Borrower shall have all of the incidents of ownership of the Loaned Securities, including the right to transfer the Loaned Securities to others. Lender hereby waives the right to vote, or to provide any consent or to take any similar action with respect to, the Loaned Securities in the event that the record date or deadline for such vote, consent or other action falls during the term of the Loan.

7.2	Except as set forth in Sections 8.3 and 8 4 and as otherwise agreed by Borrower and Lender, if Lender may, pursuant to Section 4.2, Retransfer Collateral, Borrower hereby waives the right to vote, or to provide any consent or take any similar action with respect to, any such Collateral in the event that the record date or deadline for such vote, consent or other action falls during the term of a Loan and such Collateral is not required to be returned to Borrower pursuant to Section 4.5 or Section 9.

8.	Distributions.

8.1	Lender shall be entitled to receive all Distributions made on or in respect of the Loaned Securities which are not otherwise received by Lender, to the full extent it would be so entitled if the Loaned Securities had not been lent to Borrower.

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8.2	Any cash Distributions made on or in respect of the Loaned Securities, which Lender is entitled to receive pursuant to Section 8.1, shall be paid by the transfer of cash to Lender by Borrower, on the date any such Distribution is paid, in an amount equal to such cash Distribution, so long as Lender is not in Default at the time of such payment. Non-cash Distributions that Lender is entitled to receive pursuant to Section 8.1 shall be added to the Loaned Securities on the date of distribution and shall be considered such for all purposes, except that if the Loan has terminated, Borrower shall forthwith transfer the same to Lender.

8.3	Borrower shall be entitled to receive all Distributions made on or in respect of non-cash Collateral which are not otherwise received by Borrower, to the full extent it would be so entitled if the Collateral had not been transferred to Lender.

8.4	Any cash Distributions made on or in respect of such Collateral, which Borrower is entitled to receive pursuant to Section 8.3, shall be paid by the transfer of cash to Borrower by Lender, on the date any such Distribution is paid, in an amount equal to such cash Distribution, so long as Borrower is not in Default at the time of such payment. Non-cash Distributions that Borrower is entitled to receive pursuant to Section 8.3 shall be added to the Collateral on the date of distribution and shall be considered such for all purposes, except that if each Loan secured by such Collateral has terminated, Lender shall forthwith transfer the same to Borrower.

8.5	Unless otherwise agreed by the parties:

(a)	If (i) Borrower is required to make a payment (a “Borrower Payment”) with respect to cash Distributions on Loaned Securities under Sections 8 1 and 8.2 (“Securities Distributions”), or (ii) Lender is required to make a payment (a “Lender Payment”) with respect to cash Distributions on Collateral under Sections 8.3 and 8.4 (“Collateral Distributions”), and (iii) Borrower or Lender, as the case may be (“Payor”), shall be required by law to collect any withholding or other tax, duty, fee, levy or charge required to be deducted or withheld from such Borrower Payment or Lender Payment (“Tax”), then Payor shall (subject to subsections (b) and (c) below), pay such additional amounts as may be necessary in order that the net amount of the Borrower Payment or Lender Payment received by the Lender or Borrower, as the case may be (“Payee”), after payment of such Tax equals the net amount of the Securities Distribution or Collateral Distribution that would have been received if such Securities Distribution or Collateral Distribution had been paid directly to the Payee.

(b)	No additional amounts shall be payable to a Payee under subsection (a) above to the extent that Tax would have been imposed on a Securities Distribution or Collateral Distribution paid directly to the Payee.

(c)	No additional amounts shall be payable to a Payee under subsection (a) above to the extent that such Payee is entitled to an exemption from, or reduction in the rate of, Tax on a Borrower Payment or Lender Payment subject to the provision of a certificate or other documentation, but has failed timely to provide such certificate or other documentation.

(d)	Each party hereto shall be deemed to represent that, as of the commencement of any Loan hereunder, no Tax would be imposed on any cash Distribution paid to it with respect to (i) Loaned Securities subject to a Loan in which it is acting as

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Lender or (ii) Collateral for any Loan in which it is acting as Borrower, unless such party has given notice to the contrary to the other party hereto (which notice shall specify the rate at which such Tax would be imposed). Each party agrees to notify the other of any change that occurs during the term of a Loan in the rate of any Tax that would be imposed on any such cash Distributions payable to it.

8.6	To the extent that, under the provisions of Sections 8.1 through 8.5, (a) a transfer of cash or other property by Borrower would give rise to a Margin Excess or (b) a transfer of cash or other property by Lender would give rise to a Margin Deficit, Borrower or Lender (as the case may be) shall not be obligated to make such transfer of cash or other property in accordance with such Sections, but shall in lieu of such transfer immediately credit the amounts that would have been transferable under such Sections to the account of Lender or Borrower (as the case may be).

9.	Mark to Market.

9.1	If Lender is a Customer, Borrower shall daily mark to market any Loan hereunder and in the event that at the Close of Trading on any Business Day the Market Value of the Collateral for any Loan to Borrower shall be less than 100% of the Market Value of all the outstanding Loaned Securities subject to such Loan, Borrower shall transfer additional Collateral no later than the Close of Business on the next Business Day so that the Market Value of such additional Collateral, when added to the Market Value of the other Collateral for such Loan, shall equal 100% of the Market Value of the Loaned Securities

9.2	In addition to any rights of Lender under Section 9. 1, if at any time the aggregate Market Value of all Collateral for Loans by Lender shall be less than the Margin Percentage of the Market Value of all the outstanding Loaned Securities subject to such Loans (a “Margin Deficit”), Lender may, by notice to Borrower, demand that Borrower transfer to Lender additional Collateral so that the Market Value of such additional Collateral, when added to the Market Value of all other Collateral for such Loans, shall equal or exceed the Margin Percentage of the Market Value of the Loaned Securities.

9.3	Subject to Borrower’s obligations under Section 9.1, if at any time the Market Value of all Collateral for Loans to Borrower shall be greater than the Margin Percentage of the Market Value of all the outstanding Loaned Securities subject to such Loans (a “Margin Excess”), Borrower may, by notice to Lender, demand that Lender transfer to Borrower such amount of the Collateral selected by Borrower so that the Market Value of the Collateral for such Loans, after deduction of such amounts, shall thereupon not exceed the Margin Percentage of the Market Value of the Loaned Securities.

9.4	Borrower and Lender may agree, with respect to one or more Loans hereunder, to mark the values to market pursuant to Sections 9.2 and 9.3 by separately valuing the Loaned Securities lent and the Collateral given in respect thereof on a Loan-by-Loan basis.

9.5	Borrower and Lender may agree, with respect to any or all Loans hereunder, that the respective rights of Lender and Borrower under Sections 9.2 and 9.3 may be exercised only where a Margin Excess or Margin Deficit exceeds a specified dollar amount or a specified percentage of the Market Value of the Loaned Securities under such Loans (which amount or percentage shall be agreed to by Borrower and Lender prior to entering into any such Loans).

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9.6	If any notice is given by Borrower or Lender under Sections 9.2 or 9 3 at or before the Margin Notice Deadline on any day on which a transfer of Collateral may be effected in accordance with Section 15, the party receiving such notice shall transfer Collateral as provided in such Section no later than the Close of Business on such day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such Collateral no later than the Close of Business on the next Business Day following the day of such notice

10.	Representations.

The parties to this Agreement hereby make the following representations and warranties, which shall continue during the term of any Loan hereunder:

10.1	Each party hereto represents and warrants that (a) it has the power to execute and deliver this Agreement, to enter into the Loans contemplated hereby and to perform its obligations hereunder, (b) it has taken all necessary action to authorize such execution, delivery and performance, and (c) this Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms.

10.2	Each party hereto represents and warrants that it has not relied on the other for any tax or accounting advice concerning this Agreement and that it has made its own determination as to the tax and accounting treatment of any Loan and any dividends, remuneration or other funds received hereunder.

10.3	Each party hereto represents and warrants that it is acting for its own account unless it expressly specifies otherwise in writing and complies with Section 11.1(b).

10.4	Borrower represents and warrants that it has, or will have at the time of transfer of any Collateral, the right to grant a first priority security interest therein subject to the terms and conditions hereof.

10.5 (a)	Borrower represents and warrants that it (or the person to whom it relends the Loaned Securities) is borrowing or will borrow Loaned Securities that are Equity Securities for the purpose of making delivery of such Loaned Securities in the case of short sales, failure to receive securities required to be delivered, or as otherwise permitted pursuant to Regulation T as in effect from time to time.

(b)	Borrower and Lender may agree, as provided in Section 24.2, that Borrower shall not be deemed to have made the representation or warranty in subsection (a) with respect to any Loan. By entering into any such agreement, Lender shall be deemed to have represented and warranted to Borrower (which representation and warranty shall be deemed to be repeated on each day during the term of the Loan) that Lender is either (i) an “exempted borrower” within the meaning of Regulation T or (ii) a member of a national securities exchange or a broker or dealer registered with the U.S. Securities and Exchange Commission that is entering into such Loan to finance its activities as a market maker or an underwriter

10.6	Lender represents and warrants that it has, or will have at the time of transfer of any Loaned Securities, the right to transfer the Loaned Securities subject to the terms and conditions hereof.

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11.	Covenants.

11.1	Each party agrees either (a) to be liable as principal with respect to its obligations hereunder or (b) to execute and comply fully with the provisions of Annex I (the terms and conditions of which Annex are incorporated herein and made a part hereof).

11.2	Promptly upon (and in any event within seven (7) Business Days after) demand by Lender, Borrower shall furnish Lender with Borrower’s most recent publicly-available financial statements and any other financial statements mutually agreed upon by Borrower and Lender. Unless otherwise agreed, if Borrower is subject to the requirements of Rule 17a-5(c) under the Exchange Act, it may satisfy the requirements of this Section by furnishing Lender with its most recent statement required to be furnished to customers pursuant to such Rule.

12.	Events of Default.

All Loans hereunder may, at the option of the non-defaulting party (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), be terminated immediately upon the occurrence of any one or more of the following events (individually, a “Default”):

12.1	if any Loaned Securities shall not be transferred to Lender upon termination of the Loan as required by Section 6;

12.2	if any Collateral shall not be transferred to Borrower upon termination of the Loan as required by Sections 4.3 and 6;

12.3	if either party shall fail to transfer Collateral as required by Section 9;

12.4	if either party (a) shall fail to transfer to the other party amounts in respect of Distributions required to be transferred by Section 8, (b) shall have been notified of such failure by the other party prior to the Close of Business on any day, and (c) shall not have cured such failure by the Cutoff Time on the next day after such Close of Business on which a transfer of cash may be effected in accordance with Section 15;

12.5	if an Act of Insolvency occurs with respect to either party;

12.6	if any representation made by either party in respect of this Agreement or any Loan or Loans hereunder shall be incorrect or untrue in any material respect during the term of any Loan hereunder;

12.7	if either party notifies the other of its inability to or its intention not to perform its obligations hereunder or otherwise disaffirms, rejects or repudiates any of its obligations hereunder; or

12.8	if either party (a) shall fail to perform any material obligation under this Agreement not specifically set forth in clauses 12.1 through 12.7, above, including but not limited to the payment of fees as required by Section 5, and the payment of transfer taxes as required by Section 14, (b) shall have been notified of such failure by the other party prior to the Close of Business on any day, and (c) shall not have cured such failure by the Cutoff Time on the next day after such Close of Business on which a transfer of cash may be effected in accordance with Section 15.

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The non-defaulting party shall (except upon the occurrence of an Act of Insolvency) give notice as promptly as practicable to the defaulting party of the exercise of its option to terminate all Loans hereunder pursuant to this Section 12.

13.	Remedies.

13.1	Upon the occurrence of a Default under Section 12 entitling Lender to terminate all Loans hereunder, Lender shall have the right, in addition to any other remedies provided herein, (a) to purchase a like amount of Loaned Securities (“Replacement Securities”) in the principal market for such Loaned Securities in a commercially reasonable manner, (b) to sell any Collateral in the principal market for such Collateral in a commercially reasonable manner and (c) to apply and set off the Collateral and any proceeds thereof (including any amounts drawn under a letter of credit supporting any Loan) against the payment of the purchase price for such Replacement Securities and any amounts due to Lender under Sections 5, 8, 14 and 16. In the event that Lender shall exercise such rights, Borrower’s obligation to return a like amount of the Loaned Securities shall terminate Lender may similarly apply the Collateral and any proceeds thereof to any other obligation of Borrower under this Agreement, including Borrower’s obligations with respect to Distributions paid to Borrower (and not forwarded to Lender) in respect of Loaned Securities. In the event that (i) the purchase price of Replacement Securities (plus all other amounts, if any, due to Lender hereunder) exceeds (ii) the amount of the Collateral, Borrower shall be liable to Lender for the amount of such excess together with interest thereon at a rate equal to (A) in the case of purchases of Foreign Securities, LIBOR, (B) in the case of purchases of any other Securities (or other amounts, if any, due to Lender hereunder), the Federal Funds Rate or (C) such other rate as may be specified in Schedule B, in each case as such rate fluctuates from day to day, from the date of such purchase until the date of payment of such excess. As security for Borrower’s obligation to pay such excess, Lender shall have, and Borrower hereby grants, a security interest in any property of Borrower then held by or for Lender and a right of setoff with respect to such property and any other amount payable by Lender to Borrower. The purchase price of Replacement Securities purchased under this Section 13.1 shall include, and the proceeds of any sale of Collateral shall be determined after deduction of, broker’s fees and commissions and all other reasonable costs, fees and expenses related to such purchase or sale (as the case may be). In the event Lender exercises its rights under this Section 13.1, Lender may elect in its sole discretion, in lieu of purchasing all or a portion of the Replacement Securities or selling all or a portion of the Collateral, to be deemed to have made, respectively, such purchase of Replacement Securities or sale of Collateral for an amount equal to the price therefor on the date of such exercise obtained from a generally recognized source or the last bid quotation from such a source at the most recent Close of Trading. Subject to Section 18, upon the satisfaction of all obligations hereunder, any remaining Collateral shall be returned to Borrower.

13.2

Upon the occurrence of a Default under Section 12 entitling Borrower to terminate all Loans hereunder, Borrower shall have the right, in addition to any other remedies provided herein, (a) to purchase a like amount of Collateral (“Replacement Collateral”) in the principal market for such Collateral in a commercially reasonable manner, (b) to sell a like amount of the Loaned Securities in the principal market for such Loaned Securities in a commercially reasonable manner and (c) to apply and set off the Loaned Securities and any proceeds thereof against (i) the payment of the purchase price for such Replacement Collateral, (ii) Lender’s obligation to return any cash or other Collateral, and (iii) any amounts due to Borrower under Sections 5, 8 and 16. In such event, Borrower may treat the Loaned Securities as its own and Lender’s obligation to return a

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like amount of the Collateral shall terminate; provided, however, that Lender shall immediately return any letters of credit supporting any Loan upon the exercise or deemed exercise by Borrower of its termination rights under Section 12. Borrower may similarly apply the Loaned Securities and any proceeds thereof to any other obligation of Lender under this Agreement, including Lender’s obligations with respect to Distributions paid to Lender (and not forwarded to Borrower) in respect of Collateral. In the event that (i) the sales price received from such Loaned Securities is less than (ii) the purchase price of Replacement Collateral (plus the amount of any cash or other Collateral not replaced by Borrower and all other amounts, if any, due to Borrower hereunder), Lender shall be liable to Borrower for the amount of any such deficiency, together with interest on such amounts at a rate equal to (A) in the case of Collateral consisting of Foreign Securities, LIBOR, (B) in the case of Collateral consisting of any other Securities (or other amounts due, if any, to Borrower hereunder), the Federal Funds Rate or (C) such other rate as may be specified in Schedule B, in each case as such rate fluctuates from day to day, from the date of such sale until the date of payment of such deficiency. As security for Lender’s obligation to pay such deficiency, Borrower shall have, and Lender hereby grants, a security interest in any property of Lender then held by or for Borrower and a right of setoff with respect to such property and any other amount payable by Borrower to Lender. The purchase price of any Replacement Collateral purchased under this Section 13.2 shall include, and the proceeds of any sale of Loaned Securities shall be determined after deduction of, broker’s fees and commissions and all other reasonable costs, fees and expenses related to such purchase or sale (as the case may be). In the event Borrower exercises its rights under this Section 13.2, Borrower may elect in its sole discretion, in lieu of purchasing all or a portion of the Replacement Collateral or selling all or a portion of the Loaned Securities, to be deemed to have made, respectively, such purchase of Replacement Collateral or sale of Loaned Securities for an amount equal to the price therefor on the date of such exercise obtained from a generally recognized source or the last bid quotation from such a source at the most recent Close of Trading. Subject to Section 18, upon the satisfaction of all Lender’s obligations hereunder, any remaining Loaned Securities (or remaining cash proceeds thereof) shall be returned to Lender.

13.3	Unless otherwise agreed, the parties acknowledge and agree that (a) the Loaned Securities and any Collateral consisting of Securities are of a type traded in a recognized market, (b) in the absence of a generally recognized source for prices or bid or offer quotations for any security, the non-defaulting party may establish the source therefor in its sole discretion, and (c) all prices and bid and offer quotations shall be increased to include accrued interest to the extent not already included therein (except to the extent contrary to market practice with respect to the relevant Securities).

13.4	In addition to its rights hereunder, the non-defaulting party shall have any rights otherwise available to it under any other agreement or applicable law.

14.	Transfer Taxes.

All transfer taxes with respect to the transfer of the Loaned Securities by Lender to Borrower and by Borrower to Lender upon termination of the Loan and with respect to the transfer of Collateral by Borrower to Lender and by Lender to Borrower upon termination of the Loan or pursuant to Section 4.5 or Section 9 shall be paid by Borrower.

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15.	Transfers.

15.1	All transfers by either Borrower or Lender of Loaned Securities or Collateral consisting of “financial assets” (within the meaning of the UCC) hereunder shall be by (a) in the case of certificated securities, physical delivery of certificates representing such securities together with duly executed stock and bond transfer powers, as the case may be, with signatures guaranteed by a bank or a member firm of the New York Stock Exchange, Inc., (b) registration of an uncertificated security in the transferee’s name by the issuer of such uncertificated security, (c) the crediting by a Clearing Organization of such financial assets to the transferee’s “securities account” (within the meaning of the UCC) maintained with such Clearing Organization, or (d) such other means as Borrower and Lender may agree.

15.2	All transfers of cash hereunder shall be by (a) wire transfer in immediately available, freely transferable funds or (b) such other means as Borrower and Lender may agree.

15.3	All transfers of letters of credit from Borrower to Lender shall be made by physical delivery to Lender of an irrevocable letter of credit issued by a “bank” as defined in Section 3(a)(6)(A)-(C) of the Exchange Act. Transfers of letters of credit from Lender to Borrower shall be made by causing such letters of credit to be returned or by causing the amount of such letters of credit to be reduced to the amount required after such transfer.

15.4	A transfer of Securities, cash or letters of credit may be effected under this Section 15 on any day except (a) a day on which the transferee is closed for business at its address set forth in Schedule A hereto or (b) a day on which a Clearing Organization or wire transfer system is closed, if the facilities of such Clearing Organization or wire transfer system are required to effect such transfer.

15.5	For the avoidance of doubt, the parties agree and acknowledge that the term “securities,” as used herein (except in this Section 15), shall include any “security entitlements” with respect to such securities (within the meaning of the UCC). In every transfer of “financial assets” (within the meaning of the UCC) hereunder, the transferor shall take all steps necessary (a) to effect a delivery to the transferee under Section 8-301 of the UCC, or to cause the creation of a security entitlement in favor of the transferee under Section 8-501 of the UCC, (b) to enable the transferee to obtain “control” (within the meaning of Section 8-106 of the UCC), and (c) to provide the transferee with comparable rights under any applicable foreign law or regulation.

16.	Contractual Currency.

16.1	Borrower and Lender agree that (a) any payment in respect of a Distribution under Section 8 shall be made in the currency in which the underlying Distribution of cash was made, (b) any return of cash shall be made in the currency in which the underlying transfer of cash was made, and (c) any other payment of cash in connection with a Loan under this Agreement shall be in the currency agreed upon by Borrower and Lender in connection with such Loan (the currency established under clause (a), (b) or (c) hereinafter referred to as the “Contractual Currency”). Notwithstanding the foregoing, the payee of any such payment may, at its option, accept tender thereof in any other currency; provided, however, that, to the extent permitted by applicable law, the obligation of the payor to make such payment will be discharged only to the extent of the amount of Contractual Currency that such payee may, consistent with normal banking procedures, purchase with such other currency (after deduction of any premium and costs of exchange) on the banking day next succeeding its receipt of such currency.

2000 Master Securities Loan Agreement ■ 11

16.2	If for any reason the amount in the Contractual Currency received under Section 16.1, including amounts received after conversion of any recovery under any judgment or order expressed in a currency other than the Contractual Currency, falls short of the amount in the Contractual Currency due in respect of this Agreement, the party required to make the payment will (unless a Default has occurred and such party is the non-defaulting party) as a separate and independent obligation and to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall.

16.3	If for any reason the amount in the Contractual Currency received under Section 16.1 exceeds the amount in the Contractual Currency due in respect of this Agreement, then the party receiving the payment will (unless a Default has occurred and such party is the non-defaulting party) refund promptly the amount of such excess.

17.	ERISA.

Lender shall, if any of the Securities transferred to the Borrower hereunder for any Loan have been or shall be obtained, directly or indirectly, from or using the assets of any Plan, so notify Borrower in writing upon the execution of this Agreement or upon initiation of such Loan under Section 2.1. If Lender so notifies Borrower, then Borrower and Lender shall conduct the Loan in accordance with the terms and conditions of Department of Labor Prohibited Transaction Exemption 81-6 (46 Fed. Reg. 7527, Jan. 23, 1981; as amended, 52 Fed. Reg. 18754, May 19, 1987), or any successor thereto (unless Borrower and Lender have agreed prior to entering into a Loan that such Loan will be conducted in reliance on another exemption, or without relying on any exemption, from the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code of 1986, as amended). Without limiting the foregoing and notwithstanding any other provision of this Agreement, if the Loan will be conducted in accordance with Prohibited Transaction Exemption 81-6, then:

17.1	Borrower represents and warrants to Lender that it is either (a) a bank subject to federal or state supervision, (b) a broker-dealer registered under the Exchange Act or (c) exempt from registration under Section 15(a)(1) of the Exchange Act as a dealer in Government Securities.

17.2	Borrower represents and warrants that, during the term of any Loan hereunder, neither Borrower nor any affiliate of Borrower has any discretionary authority or control with respect to the investment of the assets of the Plan involved in the Loan or renders investment advice (within the meaning of 29 C.F.R. Section 2510 3-21(c)) with respect to the assets of the Plan involved in the Loan. Lender agrees that, prior to or at the commencement of any Loan hereunder, it will communicate to Borrower information regarding the Plan sufficient to identify to Borrower any person or persons that have discretionary authority or control with respect to the investment of the assets of the Plan involved in the Loan or that render investment advice (as defined in the preceding sentence) with respect to the assets of the Plan involved in the Loan. In the event Lender fails to communicate and keep current during the term of any Loan such information, Lender rather than Borrower shall be deemed to have made the representation and warranty in the first sentence of this Section 17.2.

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17.3	Borrower shall mark to market daily each Loan hereunder pursuant to Section 9.1 as is required if Lender is a Customer.

17.4	Borrower and Lender agree that:

(a)	the term “Collateral” shall mean cash, securities issued or guaranteed by the United States government or its agencies or instrumentalities, or irrevocable bank letters of credit issued by a person other than Borrower or an affiliate thereof;

(b)	prior to the making of any Loans hereunder, Borrower shall provide Lender with (i) the most recent available audited statement of Borrower’s financial condition and (ii) the most recent available unaudited statement of Borrower’s financial condition (if more recent than the most recent audited statement), and each Loan made hereunder shall be deemed a representation by Borrower that there has been no material adverse change in Borrower’s financial condition subsequent to the date of the latest financial statements or information furnished in accordance herewith;

(c)	the Loan may be terminated by Lender at any time, whereupon Borrower shall deliver the Loaned Securities to Lender within the lesser of (i) the customary delivery period for such Loaned Securities, (ii) five Business Days, and (iii) the time negotiated for such delivery between Borrower and Lender; provided, however, that Borrower and Lender may agree to a longer period only if permitted by Prohibited Transaction Exemption 81-6; and

(d)	the Collateral transferred shall be security only for obligations of Borrower to the Plan with respect to Loans, and shall not be security for any obligation of Borrower to any agent or affiliate of the Plan.

18.	Single Agreement.

Borrower and Lender acknowledge that, and have entered into this Agreement in reliance on the fact that, all Loans hereunder constitute a single business and contractual relationship and have been entered into in consideration of each other. Accordingly, Borrower and Lender hereby agree that payments, deliveries and other transfers made by either of them in respect of any Loan shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Loan hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted. In addition, Borrower and Lender acknowledge that, and have entered into this Agreement in reliance on the fact that, all Loans hereunder have been entered into in consideration of each other. Accordingly, Borrower and Lender hereby agree that (a) each shall perform all of its obligations in respect of each Loan hereunder, and that a default in the performance of any such obligation by Borrower or by Lender (the “Defaulting Party”) in any Loan hereunder shall constitute a default by the Defaulting Party under all such Loans hereunder, and (b) the non-defaulting party shall be entitled to set off claims and apply property held by it in respect of any Loan hereunder against obligations owing to it in respect of any other Loan with the Defaulting Party.

19.	APPLICABLE LAW.

THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

2000 Master Securities Loan Agreement ■ 13

20.	Waiver.

The failure of a party to this Agreement to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. All waivers in respect of a Default must be in writing.

21.	Survival of Remedies.

All remedies hereunder and all obligations with respect to any Loan shall survive the termination of the relevant Loan, return of Loaned Securities or Collateral and termination of this Agreement.

22.	Notices and Other Communications.

Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by telephone, mail, facsimile, e-mail, electronic message, telegraph, messenger or otherwise to the individuals and at the facsimile numbers and addresses specified with respect to it in Schedule A hereto, or sent to such party at any other place specified in a notice of change of number or address hereafter received by the other party. Any notice, statement, demand or other communication hereunder will be deemed effective on the day and at the time on which it is received or, if not received, on the day and at the time on which its delivery was in good faith attempted; provided, however, that any notice by a party to the other party by telephone shall be deemed effective only if (a) such notice is followed by written confirmation thereof and (b) at least one of the other means of providing notice that are specifically listed above has previously been attempted in good faith by the notifying party.

23.	SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

23.1	EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY SUCH COURT, SOLELY FOR THE PURPOSE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT TO ENFORCE ITS OBLIGATIONS HEREUNDER OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY LOAN HEREUNDER AND (B) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND ANY RIGHT OF JURISDICTION ON ACCOUNT OF ITS PLACE OF RESIDENCE OR DOMICILE.

23.2	EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

24.	Miscellaneous.

24.1

Except as otherwise agreed by the parties, this Agreement supersedes any other agreement between the parties hereto concerning loans of Securities between Borrower and Lender. This Agreement shall not be assigned by either party without the prior written consent of the other party and any attempted assignment without such consent shall be null and void. Subject to the foregoing, this Agreement shall be binding upon

14 ■ 2000 Master Securities Loan Agreement

and shall inure to the benefit of Borrower and Lender and their respective heirs, representatives, successors and assigns. This Agreement may be terminated by either party upon notice to the other, subject only to fulfillment of any obligations then outstanding. This Agreement shall not be modified, except by an instrument in writing signed by the party against whom enforcement is sought. The parties hereto acknowledge and agree that, in connection with this Agreement and each Loan hereunder, time is of the essence. Each provision and agreement herein shall be treated as separate and independent from any other provision herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

24.2	Any agreement between Borrower and Lender pursuant to Section 10.5(b) or Section 25.37 shall be made (a) in writing, (b) orally, if confirmed promptly in writing or through any system that compares Loans and in which Borrower and Lender are participants, or (c) in such other manner as may be agreed by Borrower and Lender in writing.

25.	Definitions.

For the purposes hereof:

25.1	“Act of Insolvency” shall mean, with respect to any party, (a) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party’s seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (b) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (i) is consented to or not timely contested by such party, (ii) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (iii) is not dismissed within 15 days, (c) the making by such party of a general assignment for the benefit of creditors, or (d) the admission in writing by such party of such party’s inability to pay such party’s debts as they become due.

25.2	“Bankruptcy Code” shall have the meaning assigned in Section 26.1

25.3	“Borrower” shall have the meaning assigned in Section 1.

25.4	“Borrower Payment” shall have the meaning assigned in Section 8.5(a)

25.5	“Broker-Dealer” shall mean any person that is a broker (including a municipal securities broker), dealer, municipal securities dealer, government securities broker or government securities dealer as defined in the Exchange Act, regardless of whether the activities of such person are conducted in the United States or otherwise require such person to register with the U.S. Securities and Exchange Commission or other regulatory body.

25.6

“Business Day” shall mean, with respect to any Loan hereunder, a day on which regular trading occurs in the principal market for the Loaned Securities subject to such Loan, provided, however, that for purposes of determining the Market Value of any Securities hereunder, such term shall mean a day on which regular trading occurs in the principal market for the Securities whose value is being determined. Notwithstanding the

2000 Master Securities Loan Agreement ■ 15

foregoing, (a) for purposes of Section 9, “Business Day” shall mean any day on which regular trading occurs in the principal market for any Loaned Securities or for any Collateral consisting of Securities under any outstanding Loan hereunder and “next Business Day” shall mean the next day on which a transfer of Collateral may be effected in accordance with Section 15, and (b) in no event shall a Saturday or Sunday be considered a Business Day.

25.7	“Cash Collateral Fee” shall have the meaning assigned in Section 5.1.

25.8	“Clearing Organization” shall mean (a) The Depository Trust Company, or, if agreed to by Borrower and Lender, such other “securities intermediary” (within the meaning of the UCC) at which Borrower (or Borrower’s agent) and Lender (or Lender’s agent) maintain accounts, or (b) a Federal Reserve Bank, to the extent that it maintains a book-entry system.

25.9	“Close of Business” shall mean the time established by the parties in Schedule B or otherwise orally or in writing or, in the absence of any such agreement, as shall be determined in accordance with market practice.

25.10	“Close of Trading” shall mean, with respect to any Security, the end of the primary trading session established by the principal market for such Security on a Business Day, unless otherwise agreed by the parties.

25.11	“Collateral” shall mean, whether now owned or hereafter acquired and to the extent permitted by applicable law, (a) any property which Borrower and Lender agree prior to the Loan shall be acceptable collateral and which is transferred to Lender pursuant to Sections 4 or 9 (including as collateral, for definitional purposes, any letters of credit mutually acceptable to Lender and Borrower), (b) any property substituted therefor pursuant to Section 4.5, (c) all accounts in which such property is deposited and all securities and the like in which any cash collateral is invested or reinvested, and (d) any proceeds of any of the foregoing; provided, however, that if Lender is a Customer, “Collateral” shall (subject to Section 17.4(a), if applicable) be limited to cash, U.S. Treasury bills and notes, an irrevocable letter of credit issued by a “bank” (as defined in Section 3(a)(6)(A)-(C) of the Exchange Act), and any other property permitted to serve as collateral securing a loan of securities under Rule 15c3-3 under the Exchange Act or any comparable regulation of the Secretary of the Treasury under Section 15C of the Exchange Act (to the extent that Borrower is subject to such Rule or comparable regulation) pursuant to exemptive, interpretive or no-action relief or otherwise. If any new or different Security shall be exchanged for any Collateral by recapitalization, merger, consolidation or other corporate action, such new or different Security shall, effective upon such exchange, be deemed to become Collateral in substitution for the former Collateral for which such exchange is made. For purposes of return of Collateral by Lender or purchase or sale of Securities pursuant to Section 13, such term shall include Securities of the same issuer, class and quantity as the Collateral initially transferred by Borrower to Lender, as adjusted pursuant to the preceding sentence.

25.12	“Collateral Distributions” shall have the meaning assigned in Section 8.5(a).

25.13	“Confirmation” shall have the meaning assigned in Section 2.1.

25.14	“Contractual Currency” shall have the meaning assigned in Section 16.1.

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25.15	“Customer” shall mean any person that is a customer of Borrower under Rule 15c3-3 under the Exchange Act or any comparable regulation of the Secretary of the Treasury under Section 15C of the Exchange Act (to the extent that Borrower is subject to such Rule or comparable regulation).

25.16	“Cutoff Time” shall mean a time on a Business Day by which a transfer of cash, securities or other property must be made by Borrower or Lender to the other, as shall be agreed by Borrower and Lender in Schedule B or otherwise orally or in writing or, in the absence of any such agreement, as shall be determined in accordance with market practice.

25.17	“Default” shall have the meaning assigned in Section 12.

25.18	“Defaulting Party” shall have the meaning assigned in Section 18.

25.19	“Distribution” shall mean, with respect to any Security at any time, any distribution made on or in respect of such Security, including, but not limited to: (a) cash and all other property, (b) stock dividends, (c) Securities received as a result of split ups of such Security and distributions in respect thereof, (d) interest payments, (e) all rights to purchase additional Securities, and (f) any cash or other consideration paid or provided by the issuer of such Security in exchange for any vote, consent or the taking of any similar action in respect of such Security (regardless of whether the record date for such vote, consent or other action falls during the term of the Loan). In the event that the holder of a Security is entitled to elect the type of distribution to be received from two or more alternatives, such election shall be made by Lender, in the case of a Distribution in respect of the Loaned Securities, and by Borrower, in the case Of a Distribution in respect of Collateral.

25.20	“Equity Security” shall mean any security (as defined in the Exchange Act) other than a “nonequity security,” as defined in Regulation T.

25.21	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

25.22	“Extension Deadline” shall mean, with respect to a letter of credit, the Cutoff Time on the Business Day preceding the day on which the letter of credit expires.

25.23	“FDIA” shall have the meaning assigned in Section 26.4

25.24	“FDICIA” shall have the meaning assigned in Section 26.5.
25.25	“Federal Funds Rate” shall mean the rate of interest (expressed as an annual rate), as published in Federal Reserve Statistical Release H.15(519) or any publication substituted therefor, charged for federal funds (dollars in immediately available funds borrowed by banks on an overnight unsecured basis) on that day or, if that day is not a banking day in New York City, on the next preceding banking day.

25.26	“Foreign Securities” shall mean, unless otherwise agreed, Securities that are principally cleared and settled outside the United States.

25.27	“Government Securities” shall mean government securities as defined in Section 3(a)(42)(A)-(C) of the Exchange Act.

25.28	“Lender” shall have the meaning assigned in Section 1.

2000 Master Securities Loan Agreement ■ 17

25.29	“Lender Payment” shall have the meaning assigned in Section 8.5(a).

25.30	“LIBOR” shall mean for any date, the offered rate for deposits in U.S. dollars for a period of three months which appears on the Reuters Screen LIBO page as of 11:00 a.m., London time, on such date (or, if at least two such rates appear, the arithmetic mean of such rates).

25.31	“Loan” shall have the meaning assigned in Section 1.

25.32	“Loan Fee” shall have the meaning assigned in Section 5.1.

25.33	“Loaned Security” shall mean any Security transferred in a Loan hereunder until such Security (or an identical Security) is transferred back to Lender hereunder, except that, if any new or different Security shall be exchanged for any Loaned Security by recapitalization, merger, consolidation or other corporate action, such new or different Security shall, effective upon such exchange, be deemed to become a Loaned Security in substitution for the former Loaned Security for which such exchange is made. For purposes of return of Loaned Securities by Borrower or purchase or sale of Securities pursuant to Section 13, such term shall include Securities of the same issuer, class and quantity as the Loaned Securities, as adjusted pursuant to the preceding sentence.

25.34	“Margin Deficit” shall have the meaning assigned in Section 9.2

25.35	“Margin Excess” shall have the meaning assigned in Section 9.3

25.36	“Margin Notice Deadline” shall mean the time agreed to by the parties in the relevant Confirmation, Schedule B hereto or otherwise as the deadline for giving notice requiring same-day satisfaction of mark-to-market obligations as provided in Section 9 hereof (or, in the absence of any such agreement, the deadline for such purposes established in accordance with market practice).

25.37	“Margin Percentage” shall mean, with respect to any Loan as of any date, a percentage agreed by Borrower and Lender, which shall be not less than 100%, unless (a) Borrower and Lender agree otherwise, as provided in Section 24.2, and (b) Lender is not a Customer. Notwithstanding the previous sentence, in the event that the writing or other confirmation evidencing the agreement described in clause (a) does not set out such percentage with respect to any such Loan, the Margin Percentage shall not be a percentage less than the percentage obtained by dividing (i) the Market Value of the Collateral required to be transferred by Borrower to Lender with respect to such Loan at the commencement of the Loan by (ii) the Market Value of the Loaned Securities required to be transferred by Lender to Borrower at the commencement of the Loan.

2.5.38	“Market Value” shall have the meaning set forth in Annex II or otherwise agreed to by Borrower and Lender in writing. Notwithstanding the previous sentence, in the event that the meaning of Market Value has not been set forth in Annex II or in any other writing, as described in the previous sentence, Market Value shall be determined in accordance with market practice for the Securities, based on the price for such Securities as of the most recent Close of Trading obtained from a generally recognized source agreed to by the parties or the closing bid quotation at the most recent Close of Trading obtained from such source, plus accrued interest to the extent not included therein (other than any interest credited or transferred to, or applied to the obligations of, the other party pursuant to Section 8, unless market practice with respect to the valuation of such Securities in

18 ■ 2000 Master Securities Loan Agreement

connection with securities loans is to the contrary). If the relevant quotation did not exist at such Close of Trading, then the Market Value shall be the relevant quotation on the next preceding Close of Trading at which there was such a quotation. The determinations of Market Value provided for in Annex II or in any other writing described in the first sentences of this Section 25.38 or, if applicable, in the preceding sentence shall apply for all purposes under this Agreement, except for purposes of Section 13.

25.39	“Payee” shall have the meaning assigned in Section 8 5(a).

25.40	“Payor” shall have the meaning assigned in Section 8.5(a).

25.41	“Plan” shall mean: (a) any “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 which is subject to Part 4 of Subtitle B of Title I of such Act; (b) any “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986; or (c) any entity the assets of which are deemed to be assets of any such “employee benefit plan” or “plan” by reason of the Department of Labor’s plan asset regulation, 29 C .F.R. Section 2510.3-101.

25.42	“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time.

25.43	“Retransfer” shall mean, with respect to any Collateral, to pledge, repledge, hypothecate, rehypothecate, lend, relend, sell or otherwise transfer such Collateral, or to re-register any such Collateral evidenced by physical certificates in any name other than Borrower’s.

25.44	“Securities” shall mean securities or, if agreed by the parties in writing, other assets.

25.45	“Securities Distributions” shall have the meaning assigned in Section 8 5(a)

25.46	“Tax” shall have the meaning assigned in Section 8.5(a).

25.47	“UCC” shall mean the New York Uniform Commercial Code.

26.	Intent.

26.1	The parties recognize that each Loan hereunder is a “securities contract,” as such term is defined in Section 741 of Title 11 of the United States Code (the “Bankruptcy Code”), as amended (except insofar as the type of assets subject to the Loan would render such definition inapplicable).

26.2	It is understood that each and every transfer of funds, securities and other property under this Agreement and each Loan hereunder is a “settlement payment” or a “margin payment,” as such terms are used in Sections 362(b)(6) and 546(e) of the Bankruptcy Code.

26.3	It is understood that the rights given to Borrower and Lender hereunder upon a Default by the other constitute the right to cause the liquidation of a securities contract and the right to set off mutual debts and claims in connection with a securities contract, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code.

26.4

The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Loan hereunder is a “securities contract” and “qualified financial

2000 Master Securities Loan Agreement ■ 19

contract,” as such terms are defined in the FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to the Loan would render such definitions inapplicable).

26.5	It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment obligation under any Loan hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA)

26.6	Except to the extent required by applicable law or regulation or as otherwise agreed, Borrower and Lender agree that Loans hereunder shall in no event be “exchange contracts” for purposes of the rules of any securities exchange and that Loans hereunder shall not be governed by the buy-in or similar rules of any such exchange, registered national securities association or other self-regulatory organization.

27.	DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS.

27.1	WITHOUT WAIVING ANY RIGHTS GIVEN TO LENDER HEREUNDER, IT IS UNDERSTOOD AND AGREED THAT THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT LENDER WITH RESPECT TO LOANED SECURITIES HEREUNDER AND THAT, THEREFORE, THE COLLATERAL DELIVERED TO LENDER MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF BORROWER’S OBLIGATIONS IN THE EVENT BORROWER FAILS TO RETURN THE LOANED SECURITIES.

27.2	LENDER ACKNOWLEDGES THAT, IN CONNECTION WITH LOANS OF GOVERNMENT SECURITIES AND AS OTHERWISE PERMITTED BY APPLICABLE LAW, SOME SECURITIES PROVIDED BY BORROWER AS COLLATERAL UNDER THIS AGREEMENT MAY NOT BE GUARANTEED BY THE UNITED STATES.

Barclays Global Investors, N.A., as agent or trustee for various agency or trust accounts specified in Appendix A

By:
Title:
Date:

By:
Title:
Date:

20 ■ 2000 Master Securities Loan Agreement

Annex I

Party Acting as Agent

This Annex sets forth the terms and conditions governing all transactions in which a party lending or borrowing Securities, as the case may be (“Agent”), in a Loan is acting as agent for one or more third parties (each, a “Principal”). Unless otherwise defined, capitalized terms used but not defined in this Annex shall have the meanings assigned in the Securities Loan Agreement of which it forms a part (such agreement, together with this Annex and any other annexes, schedules or exhibits, referred to as the “Agreement”) and, unless otherwise specified, all section references herein are intended to refer to sections of such Securities Loan Agreement.

1.	Additional Representations and Warranties. In addition to the representations and warranties set forth in the Agreement, Agent hereby makes the following representations and warranties, which shall continue during the term of any Loan: Principal has duly authorized Agent to execute and deliver the Agreement on its behalf, has the power to so authorize Agent and to enter into the Loans contemplated by the Agreement and to perform the obligations of Lender or Borrower, as the case may be, under such Loans, and has taken all necessary action to authorize such execution and delivery by Agent and such performance by it.

2.	Identification of Principals. Agent agrees (a) to provide the other party, prior to any Loan under the Agreement, with a written list of Principals for which it intends to act as Agent (which list may be amended in writing from time to time with the consent of the other party), and (b) to provide the other party, before the Close of Business on the next Business Day after agreeing to enter into a Loan, with notice of the specific Principal or Principals for whom it is acting in connection with such Loan. If (i) Agent fails to identify such Principal or Principals prior to the Close of Business on such next Business Day or (ii) the other party shall determine in its sole discretion that any Principal or Principals identified by Agent are not acceptable to it, the other party may reject and rescind any Loan with such Principal or Principals, return to Agent any Collateral or Loaned Securities, as the case may be, previously transferred to the other party and refuse any further performance under such Loan, and Agent shall immediately return to the other party any portion of the Loaned Securities or Collateral, as the case may be, previously transferred to Agent in connection with such Loan; provided, however, that (A) the other party shall promptly (and in any event within one Business Day of notice of the specific Principal or Principals) notify Agent of its determination to reject and rescind such Loan and (B) to the extent that any performance was rendered by any party under any Loan rejected by the other party, such party shall remain entitled to any fees or other amounts that would have been payable to it with respect to such performance if such Loan had not been rejected. The other party acknowledges that Agent shall not have any obligation to provide it with confidential information regarding the financial status of its Principals; Agent agrees, however, that it will assist the other party in obtaining from Agent’s Principals such information regarding the financial status of such Principals as the other party may reasonably request.

3.	Limitation of Agent’s Liability. The parties expressly acknowledge that if the representations and warranties of Agent under the Agreement, including this Annex, are true and correct in all material respects during the term of any Loan and Agent otherwise complies with the provisions of this Annex, then (a) Agent’s obligations under the Agreement shall not include a guarantee of performance by its Principal or Principals and (b) the other party’s remedies shall not include a right of setoff against obligations, if any, of Agent arising in other transactions in which Agent is acting as principal.

2000 Master Securities Loan Agreement ■ AI-1

4.	Multiple Principals.

(a)	In the event that Agent proposes to act for more than one Principal hereunder, Agent and the other party shall elect whether (i) to treat Loans under the Agreement as transactions entered into on behalf of separate Principals or (ii) to aggregate such Loans as if they were transactions by a single Principal. Failure to make such an election in writing shall be deemed an election to treat Loans under the Agreement as transactions on behalf of separate Principals.

(b)	In the event that Agent and the other party elect (or are deemed to elect) to treat Loans under the Agreement as transactions on behalf of separate Principals, the parties agree that (i) Agent will provide the other party, together with the notice described in Section 2(b) of this Annex, notice specifying the portion of each Loan allocable to the account of each of the Principals for which it is acting (to the extent that any such Loan is allocable to the account of more than one Principal), (ii) the portion of any individual Loan allocable to each Principal shall be deemed a separate Loan under the Agreement, (iii) the mark to market obligations of Borrower and Lender under the Agreement shall be determined on a Loan-by-Loan basis (unless the parties agree to determine such obligations on a Principal-by-Principal basis), and (iv) Borrower’s and Lender’s remedies under the Agreement upon the occurrence of a Default shall be determined as if Agent had entered into a separate Agreement with the other party on behalf of each of its Principals.

(c)	In the event that Agent and the other party elect to treat Loans under the Agreement as if they were transactions by a single Principal, the parties agree that (i) Agent’s notice under Section 2(b) of this Annex need only identify the names of its Principals but not the portion of each Loan allocable to each Principal’s account, (ii) the mark to market obligations of Borrower and Lender under the Agreement shall, subject to any greater requirement imposed by applicable law, be determined on an,aggegate basis for all Loans entered into by Agent on behalf of any Principal, and (iii) Borrower’s and Lender’s remedies upon the occurrence of a Default shall be determined as if all Principals were a single Lender or Borrower, as the case may be.

(d)	Notwithstanding any other provision of the Agreement (including, without limitation, this Annex), the parties agree that any transactions by Agent on behalf of a Plan shall be treated as transactions on behalf of separate Principals in accordance with Section 4(b) of this Annex (and all mark to market obligations of the parties shall be determined on a Loan-by-Loan basis).

5.	Interpretation of Terms. All references to “Lender” or “Borrower,” as the case may be, in the Agreement shall, subject to the provisions of this Annex (including, among other provisions, the limitations on Agent’s liability in Section 3 of this Annex), be construed to reflect that (i) each Principal shall have, in connection with any Loan or Loans entered into by Agent on its behalf, the rights, responsibilities, privileges and obligations of a “Lender” or “Borrower,” as the case may be, directly entering into such Loan or Loans with the other party under the Agreement, and (ii) Agent’s Principal or Principals have designated Agent as their sole agent for performance of Lender’s obligations to Borrower or Borrower’s obligations to Lender, as the case may be, and for receipt of performance by Borrower of its obligations to Lender or Lender of its obligations to Borrower, as the case may be, in connection with any Loan or Loans under the Agreement (including, among other things, as Agent for each Principal in connection with transfers of securities, cash or other property and as agent for giving and receiving all notices under the Agreement). Both Agent and its Principal or Principals shall be deemed “parties” to the Agreement and all references to a “party” or “either party” in the Agreement shall be deemed revised accordingly (and any Default by Agent under the Agreement shall be deemed a Default by Lender or Borrower, as the case maybe).

AI-2 ■ 2000 Master Securities Loan Agreement

Barclays Global Investors, N.A., as agent or trustee for various agency or trust accounts specified in Appendix A

By:
Title:
Date:

By:
Title:
Date:

2000 Master Securities Loan Agreement ■ AI-3

Annex II

Market Value

Unless otherwise agreed by Borrower and Lender:

1.	If the principal market for the Securities to be valued is a national securities exchange in the United States, their Market Value shall be determined by their last sale price on such exchange at the most recent Close of Trading or, if there was no sale on the Business Day of the most recent Close of Trading, by the last sale price at the Close of Trading on the next preceding Business Day on which there was a sale on such exchange, all as quoted on the Consolidated Tape or, if not quoted on the Consolidated Tape, then as quoted by such exchange.

2.	If the principal market for the Securities to be valued is the over-the-counter market, and the Securities are quoted on The Nasdaq Stock Market (“Nasdaq”), their Market Value shall be the last sale price on Nasdaq at the most recent Close of Trading or, if the Securities are issues for which last sale prices are not quoted on Nasdaq, the last bid price at such Close of Trading. If the relevant quotation did not exist at such Close of Trading, then the Market Value shall be the relevant quotation on the next preceding Close of Trading at which there was such a quotation.

3.	Except as provided in Section 4 of this Annex, if the principal market for the Securities to be valued is the over-the-counter market, and the Securities are not quoted on Nasdaq, their Market Value shall be determined in accordance with market practice for such Securities, based on the price for such Securities as of the most recent Close of Trading obtained from a generally recognized source agreed to by the parties or the closing bid quotation at the most recent Close of Trading obtained from such a source If the relevant quotation did not exist at such Close of Trading, then the Market Value shall be the relevant quotation on the next preceding Close of Trading at which there was such a quotation.

4.	If the Securities to be valued are Foreign Securities, their Market Value shall be determined as of the most recent Close of Trading in accordance with market practice in the principal market for such Securities.

5.	The Market Value of a letter of credit shall be the undrawn amount thereof.

6.	All determinations of Market Value under Sections 1 through 4 of this Annex shall include, where applicable, accrued interest to the extent not already included therein (other than any interest credited or transferred to, or applied to the obligations of, the other party pursuant to Section 8 of the Agreement), unless market practice with respect to the valuation of such Securities in connection with securities loans is to the contrary.

7.	The determinations of Market Value provided for in this Annex shall apply for all purposes under the Agreement, except for purposes of Section 13 of the Agreement.

Barclays Global Investors, N.A., as agent or trustee for various agency or trust accounts specified in Appendix A

By:
Title:
Date:

By:
Title:
Date:

2000 Master Securities Loan Agreement ■ AII-1

Annex III

Term Loans

This Annex sets forth additional terms and conditions governing Loans designated as “Term Loans” in which Lender lends to Borrower a specific amount of Loaned Securities (“Term Loan Amount”) against a pledge of cash Collateral by Borrower for an agreed upon Cash Collateral Fee until a scheduled termination date (“Termination Date”). Unless otherwise defined, capitalized terms used but not defined in this Annex shall have the meanings assigned in the Securities Loan Agreement of which it forms a part (such agreement, together with this Annex and any other annexes, schedules or exhibits, referred to as the “Agreement”).

1.	The terms of this Annex shall apply to Loans of Equity Securities only if they are designated as Term Loans in a Confirmation therefor provided pursuant to the Agreement and executed by each party, in a schedule to the Agreement or in this Annex. All Loans of Securities other than Equity Securities shall be “Term Loans” subject to this Annex, unless otherwise agreed in a Confirmation or other writing.

2.	The Confirmation for a Term Loan shall set forth, in addition to any terms required to be set forth therein under tle Agreement, the Term Loan Amount, the Cash Collateral Fee and the Termination Date. Lender and Borrower agree that, except as specifically provided in this Annex, each Term Loan shall be subject to all terms and conditions of the Agreement, including, without limitation, any provisions regarding the parties’ respective rights to terminate a Loan.

3.	In the event that either party exercises its right under the Agreement to terminate a Term Loan on a date (the “Early Termination Date”) prior to the Termination Date, Lender and Borrower shall, unless otherwise agreed, use their best efforts to negotiate in good faith a new Term Loan (the “Replacement Loan”) of comparable or other Securities, which shall be mutually agreed upon by the parties, with a Market Value equal to the Market Value of the Term Loan Amount under the terminated Term Loan (the “Terminated Loan”) as of the Early Termination Date. Such agreement shall, in accordance with Section 2 of this Annex, be confirmed in a new Confirmation at the commencement of the Replacement Loan and be executed by each party. Each Replacement Loan shall be subject to the same terms as the corresponding Terminated Loan, other than with respect to the commencement date and the identity of the Loaned Securities. The Replacement Loan shall commence on the date on which the parties agree which Securities shall be the subject of the Replacement Loan and shall be scheduled to terminate on the scheduled Termination Date of the Terminated Loan.

4.	Borrower and Lender agree that, except as provided in Section 5 of this Annex, if the parties enter into a Replacement Loan, the Collateral for the related Terminated Loan need not be returned to Borrower and shall instead serve as Collateral for such Replacement Loan.

5.	If the parties are unable to negotiate and enter into a Replacement Loan for some or all of the Term Loan Amount on or before the Early Termination Date, (a) the party requesting termination of the Terminated Loan shall pay to the other party a Breakage Fee computed in accordance with Section 6 of this Annex with respect to that portion of the Term Loan Amount for which a Replacement Loan is not entered into and (b) upon the transfer by Borrower to Lender of the Loaned Securities subject to the Terminated Loan, Lender shall transfer to Borrower Collateral for the Terminated Loan in accordance with and to the extent required under the Agreement, provided that no Default has occurred with respect to Borrower.

2000 Master Securities Loan Agreement ■ AIII-1

6.	For purposes of this Annex, the term “Breakage Fee” shall mean a fee agreed by Borrower and Lender in the Confirmation or otherwise orally or in writing. In the absence of any such agreement, the term “Breakage Fee” shall mean, with respect to Loans of Government Securities, a fee equal to the sum of (a) the cost to the non-terminating party (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of the termination of the Terminated Loan, and (b) any other loss, damage, cost or expense directly arising or resulting from the termination of the Terminated Loan that is incurred by the non-terminating party (other than consequential losses or costs for lost profits or lost opportunities), as determined by the non-terminating party in a commercially reasonable manner, and (c) any other amounts due and payable by the terminating party to the non-terminating party under the Agreement on the Early Termination Date.

Barclays Global Investors, N A., as agent or trustee for various agency or trust accounts specified in Appendix A

By:
Title:
Date:

By:
Title:
Date:

AIII-2 ■ 2000 Master Securities Loan Agreement

Master Securities Loan Agreement

Schedule B

Defined Terms and Supplemental Provisions

This Schedule B supplements and amends the Master Securities Loan Agreement dated as of                      between Barclays Global Investors, N.A. (“BGI”), as agent or trustee for various agency or trust accounts specified in Appendix A to this Schedule B (each such account, a “Lender”), as such Appendix A may be amended from time to time by mutual agreement, and                                                   (“Borrower”). In the event of any inconsistency between the provisions of this Schedule B and the provisions of the Agreement, this Schedule shall prevail.

1.	Applicable Annexes, Schedules and Appendices. The following annexes, schedules and appendices shall form part of this Agreement and shall be applicable:

Annex I – Party Acting as Agent
Annex II – Market Value
Schedule A - Names and Addresses for Communications
Schedule B - Defined Terms and Supplemental Provisions
Appendix A to Schedule B– Lenders
Appendix B to Schedule B – Supplemental Terms for Foreign Securities

2.	Section 3.3. The following sentence is deleted: “If, however, any Loan is deemed to be a loan of money by Borrower to Lender, then Borrower shall have, and Lender shall be deemed to have granted, a security interest in the Loaned Securities and the proceeds thereof.”

3.	Section 4.2. The following is deleted from the fifth sentence: “only (a) if Lender is a Broker-Dealer or (b) in the event of a Default by Borrower”. The word “it” is deleted from the last line and replaced by “if BGI or its agent is”.

4.	Section 4.4. The following words are inserted at the end: “, and Borrower shall have the immediate obligation to return such Loaned Securities to Lender”.

5.	Section 4.6. The following is inserted before the first sentence: “If a Letter of Credit is accepted by Lender as Collateral, Borrower agrees that at any time Lender may by notice to Borrower require that Borrower; on the Business Day following the date of delivery of such notice, substitute Collateral consisting of, in the discretion of Lender, cash or U.S„ Treasury securities for the Letter of Credit in an amount at least equal to the Market Value of the Letter of Credit for which the Collateral is substituted; provided, however, that if an Act of Insolvency occurs with respect to an Issuing Bank, Borrower shall provide substitute Collateral by the Cutoff Time on the Business Day on which such Act of Insolvency occurs.”

6.	Section 6.1(a). The Section is deleted and replaced in its entirety as follows:

“6.1 (a)	Lender may terminate a Loan on a termination date established by notice given to the Borrower at any time. The termination date established by a termination notice shall be (i) in the case of Government Securities, the next Business Day following such notice and (ii) in the case of all other Securities, the standard settlement cycle for such securities, not to exceed three Business Days following such notice.”

7.	Section 6.1(b). The Section is deleted and replaced in its entirety as follows:

“(b)	Borrower may terminate a Loan on any Business Day by giving notice to Lender in the case of (i) U.S. equities and corporate bonds, no later than 1 p.m. New York time on such Business Day and (ii) U.S. government bonds, no later than 10 am. New York time, and transferring the Loaned Securities to Lender before the Cutoff Time on such Business Day.”

8.	Section 6.2. The following words are deleted from the beginning of the sentence: “Unless otherwise agreed”. The words “as adjusted pursuant to Section 9” are deleted and replaced by the following words within the parentheses: “less amounts due and owing to Lender under this Agreement”. The words “unless Borrower is in Default under this Agreement” are added at the end of Section 6.2.

9.	Section 8.2. The following words are deleted: “, so long as Lender is not in Default at the time of such payment”.

10.	Section 9.1. The following words are deleted from the first sentence: “If Lender is a Customer,”. In each instance, “100%” is deleted and replaced by “the Margin Percentage”.

11.	Section 9.2. The following is added at the end of the Section: “Further, BGI may transfer all or any portion of the Collateral, and hold and apply any Letter of Credit, among the various accounts for which it is acting as agent or trustee hereunder as necessary to assure that the obligations of Borrower to each such account under each Loan are adequately secured.”

12.	Section 10. The following section is added after Section 10.6:

“10.7	Borrower represents and warrants to Lender that it is either (a) a bank subject to federal or state supervision, (b) a broker-dealer registered under the Exchange Act or (c) exempt from registration under Section 15(a)(1) of the Exchange Act as a dealer in Government Securities.”

13.	Section 11.1. The following is added: “Borrower acknowledges that BGI is acting as Agent on behalf of multiple Principals.”

14.	Section 11. The following section is added after Section 11.2:

“11.3	Borrower and Lender agree that, prior to the making of any Loans hereunder, Borrower shall provide Lender with (i) the most recent available audited statement of Borrower’s financial condition and (ii) the most recent available unaudited statement of Borrower’s financial condition (if more recent than the most recent audited statement), and each Loan made hereunder shall be deemed a representation by Borrower that there has been no material adverse change in Borrower’s financial condition subsequent to the date of the latest financial statements or information furnished in accordance herewith.”

15.	Section 12.3. The following words are added at the end of the Section: “or if either party shall fail to transfer the Loaned Securities or the Collateral, as applicable, required by Section 4.6”.

16.	Section 12.5. The following is added at the end of the Section: “or an affiliate of the Borrower”.

2

17.	Section 12.7. The word “or” is deleted at the end.

18.	Section 12. The following sections are added after Section 12,8:

“12.9	if Borrower, or any affiliate of Borrower, shall have been suspended or expelled from membership or participation in any national securities exchange or association or other self-regulatory organization or if it is suspended from dealing in securities by any governmental agency;

“12.10	if, at any time, final judgments for the payment of money in excess of $10 million shall be rendered against Borrower, and, within 60 days after the entry thereof, such judgments shall not have been discharged or execution thereof stayed pending appeal, or if, within 60 days after the expiration of any such stay, such judgments shall not have been discharged; or”

“12.11	if a Default with respect to Borrower shall have occurred under any securities lending arrangement between Borrower and BGI, as trustee or agent for any of its trust or agency accounts.”

19.	Section 17. The first sentence is deleted. The words “If Lender so notifies Borrower, then” are deleted from the beginning of the second sentence and replaced by the words “With respect to any Loan involving Securities transferred to the Borrower hereunder that have been or shall be obtained, directly or indirectly, from or using the assets of any Plan,”.

20.	Section 17.2. In the second sentence, the words “Lender agrees that” are deleted and replaced by “Lender may”. The words “it will” is deleted between the words “hereunder” and “communicate”. The words “In the event Lender fails to communicate and keep current during the term of any Loan such information” are deleted from last sentence and replaced by the words “In the absence of such communication by Lender”. The following is added after the last sentence: “With respect to any Loan hereunder involving Plan assets from a “collective investment fund” (as defined in Prohibited Transaction Exemption 91-38, 56 Fed Reg„ 31966, July 12, 1991) trusteed by BGI, Lender represents and warrants to the Borrower that BGI, in its capacity as trustee, is the only person that has discretionary authority or control with respect to the investment of, or renders investment advice with respect to, the assets of any Plan that are invested in such collective investment fund.”

21.	Section 17.4. The words “irrevocable bank letters of credit issued by a person other than Borrower or an affiliate thereof’ are deleted and replaced by “Letters of Credit”.

22.	Section 25.37. “Margin Percentage” is deleted and replaced in its entirety as follows: “Margin Percentage” shall mean, with respect to any Loan as of any date, not less than 102% with respect to U.S. securities, and not less than 105% with respect to Foreign Securities.”

23.	Section 25.11. “Collateral” is deleted and replaced in its entirety by the defmition of Collateral set forth under Section 17 A(a) of the Agreement.

24.	Section 25. The following definitions are added after Section 25.47:

“25.48 “Issuing Bank” shall mean any bank that has issued a Letter of Credit as Collateral under the Agreement.”

“25.49 “Letter of Credit” shall mean Collateral in the form of an irrevocable bank letter of credit issued by a bank, other than an affiliate of Borrower, and acceptable to Lender, and in a form and substance satisfactory to Lender.”

3

25.	Section 28. A new Section 28 is added to the Agreement:

“28.	Indemnification.

Borrower agrees to indemnify and hold harmless Lender from any and all damages, losses, costs and expenses (including reasonable attorneys’ fees and excise taxes, punitive and other damages under ERISA, but excluding damages, losses, costs and expenses caused by the gross negligence of Lender) that it may incur or suffer arising in any way out of (a) the use by Borrower of Loaned Securities under this Agreement, (b) the failure of Borrower to return the Loaned Securities or (c) the enforcement of this Agreement or any Letter of Credit or in the protection, preservation or enforcement of Lender’s rights in connection with any of the Collateral.”

26. Annex I. The portion of Section 2 of Annex I beginning with the words “, and (b) to provide” in the third line, and ending with the words before the last sentence “if such Loan had not been rejected” shall be deleted.

Barclays Global Investors, N.A., as agent or trustee for various agency or trust accounts specified in Appendix A	[Borrower]

By:	By:
Title:	Title:
Date:	Date:

By:
Title:
Date:

4

Master Securities Loan Agreement

Appendix B to Schedule B

Supplemental Terms for Foreign Securities

In addition to the terms of the Agreement (including Schedules, Annexes and Appendices thereto), this Appendix B to Schedule B of the Agreement shall apply to Loans of Foreign Securities only. In the event of any inconsistency between the provisions of this Appendix B and the other provisions of the Agreement (including Schedules, Annexes and Appendices thereto), this Appendix B shall prevail.

1.	Section 3.1. The following words are added at the end: “; provided that Lender shall transfer Loaned Securities to Borrower only after Collateral has been transferred to Lender pursuant to Section 4.1”.

2.	Section 4.1. The words “or concurrently with” and “but in no case later than the Close of Business on the day of such transfer,” are deleted from the first sentence.

3.	Section 4.6. The words “U.S. Business Day” shall replace “Business Day” in Section 4.6 as such section is amended by Schedule B to the Agreement.

4.	Section 6.1. The Section is deleted in its entirety and replaced with the following:

“6.1 (a)	Borrower may terminate a loan of any Foreign Securities by (i) giving prior notice of such termination to Lender no later than 4:00 p.m. New York time on the U.S. Business Day next preceding the relevant Business Day on which Borrower intends to return the Foreign Securities to Lender and (ii) delivering such Foreign Securities to Lender.

(b)

In addition to its right to terminate any or all loans pursuant to Paragraph 12 hereof, Lender may terminate a loan of any Foreign Securities by giving notice to Borrower at any time. Any termination date established by any such notice shall be a date no earlier than the standard settlement date for the relevant Foreign Securities, but no later than five Business Days after notice of termination from Lender to Borrower (“Termination Date”). On the Termination Date or at the time specified in Borrower’s notice to Lender, pursuant to paragraph 5(a) hereof, Borrower shall deliver the Foreign Securities to Lender.”

5.	Section 8.2. Section 8.2 is deleted in its entirety and replaced with the following:

“8.2

Any cash Distribution made on or in respect of the Loaned Foreign Securities, which Lender is entitled to receive pursuant to Section 8 1, shall be paid by the transfer of cash to Lender by Borrower within one U.S. Business Day of the Payable Date of a cash Distribution in an amount equal to such cash Distribution, whether or not Borrower shall have received such payment from the issuer of the Foreign Security. When a Non-cash Distribution is declared for the benefit of holders of a Foreign Security as of a specified date, pending the Payable Date Lender shall treat the declared Non-cash Distribution as Securities and Borrower shall deliver Collateral with respect to the declared Non-cash Distribution to Lender in accordance with Section 4 and Section 9 hereof. If Lender shall agree, Borrower may continue after Payable Date to treat a Non-cash Distribution as Securities loaned to Borrower pursuant to Section 2. Notwithstanding the provisions of Section 16.1, any payment of cash from Borrower to Lender under this Section 8.2 shall be made as Lender shall instruct in the currency specified by Lender. For the purpose of this Section 8.2., Payable Date shall have the meaning that is customary with respect to the applicable Foreign Security.”

6.	Section 8.7. A new Section 8.7 is added to the Agreement:

“8.7	In the event that Borrower takes instructions from Lender relating to a mandatory or optional corporate action, Borrower shall use its best efforts to adhere to those instructions and cannot return the borrowed Foreign Security during the period imposed by Lender. In the event that a return is made without the approval of Lender, Borrower will be liable for any losses, expenses or other costs related to the corporate action.”

7.	Section 9.2. The following is added to the end of the Section 9.2, as such Section is amended by Schedule B to the Agreement: “Bonower shall deliver such additional Collateral by 1:00 p.m. New York time on the U.S. Business Day next following the Business Day on which the market value of the Collateral does not equal or exceed the Margin Percentage of the Market Value of the Loaned Foreign Securities plus, in the case of Fixed Income Securities, 100% of accrued interest”.

8.	Section 12.5. The words “U.S. Business Day” shall replace “Business Day” in Section 12 .5 as such Section is amended by Schedule B to the Agreement.

9.	Section 24. A new Section 24.3 is added to the Agreement:

24.3	Lender and/or Borrower may from time to time appoint agents for the purpose of carrying out all or a portion of their respective custodial responsibilities under this Agreement. To the extent that Lender or Borrower has notified the other party in writing of the name and address of such agent, delivery and redelivery of Foreign Securities Loaned under this Agreement may be effectuated through such agent.

10.	Australian Foreign Securities. Section 6.1(a) is modified as follows solely with respect to a Loan of Foreign Securities that are principally cleared and settled in Australia:

After the word Lender at the end of the sentence, the following is inserted “; provided, however, that with respect to Australian Foreign Securities to be returned, Borrower will not terminate a loan of such Foreign Securities from the ex-date minus 5 Business Days through the record date plus 1 Business Day.”

11.	New Zealand Foreign Securities. Section 6.1(a) is modified as follows solely with respect to a Loan of Foreign Securities that are principally cleared and settled in New Zealand:

After the word Lender at the end of the sentence, the following is inserted “; provided, however, that with respect to any New Zealand Foreign Securities to be returned, Borrower will not terminate a loan of such Foreign Securities from the ex-date minus 8 Business Days through the ex-date.”

12.	South African Foreign Securities. Section 14 to the Agreement is renumbered 14(a), and the following Section 14(b) is added solely with respect to a Loan of Foreign Securities that are principally cleared and settled in South Africa:

2

“(b)	In relation to any Securities issued or traded in South Africa that are ordinarily subject to Un-certificated Securities Tax (UST), in accordance with the South African Un-certificated Securities Tax Act 44 1998, or Stamp Duty, in accordance with the South African Stamp Duties Act 77 1968, the Borrower undertakes that the transaction (i) will not exceed 12 months in duration and (ii) is undertaken solely for the purpose of allowing the borrower to settle a sale of identical securities.

In the event that actions by the Borrower result in the transaction failing to meet the conditions laid down for an exemption from UST or Stamp Duty the Borrower hereby undertakes to account for and make payment of such taxes for both the original transfer of securities and any subsequent return. Further, the Borrower will also satisfy any fines or levies made by the South African authorities as a result of such failure, and produce evidence on request of the payment of such taxes and any other relevant amount.”

13.	Section 25.8. The word “or” is deleted between the words “accounts,” and “b)”, and the following words are added to the end “or (c) such other clearing agency at which Borrower (or Borrower’s agent) or Lender (or Lender’s agent) maintain accounts”.

14.	Section 25. A new Section 25.51 is added to the Agreement:

“25.51	“U.S. Business Day” shall mean the regular hours of any day on which the U.S. Federal Reserve Bank of New York, the Depository Trust Company, Borrower and Lender are open for business.”

Barclays Global Investors, N.A., as agent or trustee for various agency or trust accounts specified in Appendix A	[Borrower]

By:	By:
Title:	Title:
Date:	Date:

By:
Title:
Date:

3

Securities Lending Agency Agreement

Schedule A

Lenders

iShares, Inc.

iShares MSCI Australia Index Fund
iShares MSCI Austria Index Fund
iShares MSCI Belgium Index Fund
iShares MSCI Brazil Index Fund
iShares MSCI Canada Index Fund
iShares MSCI Emerging Markets Index Fund
iShares MSCI EMU Index Fund
iShares MSCI France Index Fund
iShares MSCI Germany Index Fund
iShares MSCI Hong Kong Index Fund
iShares MSCI Italy Index Fund
iShares MSCI Japan Index Fund
iShares MSCI Malaysia Index Fund
iShares MSCI Mexico Index Fund
iShares MSCI Netherlands Index Fund
iShares MSCI Pacific ex-Japan Index Fund
iShares MSCI Singapore Index Fund
iShares MSCI South Africa Index Fund
iShares MSCI South Korea Index Fund
iShares MSCI Spain Index Fund
iShares MSCI Sweden Index Fund
iShares MSCI Switzerland Index Fund
iShares MSCI Taiwan Index Fund
iShares MSCI United Kingdom Index Fund

iShares Trust

iShares Cohen & Steers Realty Majors Index Fund

iShares Dow Jones Select Dividend Index Fund
iShares Dow Jones Transportation Average Index Fund
iShares Dow Jones U.S. Aerospace & Defense Index Fund
iShares Dow Jones U.S. Basic Materials Sector Index Fund
iShares Dow Jones U.S. Broker-Dealers Index Fund
iShares Dow Jones U.S. Consumer Goods Sector Index Fund
iShares Dow Jones U.S. Consumer Services Sector Index Fund
iShares Dow Jones U.S. Energy Sector Index Fund
iShares Dow Jones U.S. Financial Sector Index Fund
iShares Dow Jones U.S. Financial Services Index Fund
iShares Dow Jones U.S. Healthcare Providers Index Fund
iShares Dow Jones U.S. Healthcare Sector Index Fund
iShares Dow Jones U.S. Home Construction Index Fund
iShares Dow Jones U.S. Industrial Sector Index Fund
iShares Dow Jones U.S. Insurance Index Fund
iShares Dow Jones U.S. Medical Devices Index Fund
iShares Dow Jones U.S. Oil & Gas Exploration & Production Index Fund
iShares Dow Jones U.S. Oil Equipment & Services Index Fund
iShares Dow Jones U.S. Pharmaceuticals Index Fund
iShares Dow Jones U.S. Real Estate Index Fund
iShares Dow Jones U.S. Regional Banks Index Fund
iShares Dow Jones U.S. Technology Sector Index Fund
iShares Dow Jones U.S. Telecommunications Sector Index Fund
iShares Dow Jones U.S. Total Market Index Fund
iShares Dow Jones U.S. Utilities Sector Index Fund

iShares FTSE/Xinhua China 25 Index Fund

Securities Lending Agency Agreement

Schedule A (continued)

Lenders

iShares Goldman Sachs Natural Resources Index Fund
iShares Goldman Sachs Networking Index Fund
iShares Goldman Sachs Semiconductor Index Fund
iShares Goldman Sachs Software Index Fund
iShares Goldman Sachs Technology Index Fund

iShares iBoxx $ Investment Grade Corporate Bond Fund (formerly known as GS $ InvesTopTM Corporate Bond Fund)

iShares KLD 400 Social Index Fund
iShares KLD Select SocialSM Index Fund

iShares Lehman 1-3 Year Credit Bond Fund
iShares Lehman 1-3 Year Treasury Bond Fund
iShares Lehman 3-7 Year Treasury Bond Fund
iShares Lehman 7-10 Year Treasury Bond Fund
iShares Lehman 10-20 Year Treasury Bond Fund
iShares Lehman 20+ Year Treasury Bond Fund
iShares Lehman Aggregate Bond Fund
iShares Lehman Credit Bond Fund
iShares Lehman Government/Credit Bond Fund
iShares Lehman Intermediate Credit Bond Fund
iShares Lehman Intermediate Government/Credit Bond Fund
iShares Lehman MBS Fixed-Rate Bond Fund
iShares Lehman Short Treasury Bond Fund
iShares Lehman TIPS Bond Fund

iShares Morningstar Large Core Index Fund
iShares Morningstar Large Growth Index Fund
iShares Morningstar Large Value Index Fund
iShares Morningstar Mid Core Index Fund
iShares Morningstar Mid Growth Index Fund
iShares Morningstar Mid Value Index Fund
iShares Morningstar Small Core Index Fund
iShares Morningstar Small Growth Index Fund
iShares Morningstar Small Value Index Fund

iShares MSCI EAFE Growth Index Fund
iShares MSCI EAFE Index Fund
iShares MSCI EAFE Value Index Fund

iShares Nasdaq Biotechnology Index Fund

iShares NYSE 100 Index Fund
iShares NYSE Composite Index Fund

iShares Russell 1000 Growth Index Fund
iShares Russell 1000 Index Fund
iShares Russell 1000 Value Index Fund
iShares Russell 2000 Growth Index Fund
iShares Russell 2000 Index Fund
iShares Russell 2000 Value Index Fund
iShares Russell 3000 Growth Index Fund
iShares Russell 3000 Index Fund
iShares Russell 3000 Value Index Fund
iShares Russell MicrocapTM Index Fund
iShares Russell Midcap Growth Index Fund

Securities Lending Agency Agreement

Schedule A (continued)

Lenders

iShares Russell Midcap Index Fund
iShares Russell Midcap Value Index Fund

iShares S&P 100 Index Fund
iShares S&P 1500 Index Fund
iShares S&P 500 Growth Index Fund
iShares S&P 500 Index Fund
iShares S&P 500 Value Index Fund
iShares S&P Europe 350 Index Fund
iShares S&P Global 100 Index Fund
iShares S&P Global Consumer Discretionary Sector Index Fund
iShares S&P Global Consumer Staples Sector Index Fund
iShares S&P Global Energy Sector Index Fund
iShares S&P Global Financials Sector Index Fund
iShares S&P Global Healthcare Sector Index Fund
iShares S&P Global Industrials Sector Index Fund
iShares S&P Global Materials Sector Index Fund
iShares S&P Global Technology Sector Index Fund
iShares S&P Global Telecommunications Sector Index Fund
iShares S&P Global Utilities Sector Index Fund
iShares S&P Latin America 40 Index Fund
iShares S&P MidCap 400 Growth Index Fund
iShares S&P MidCap 400 Index Fund
iShares S&P MidCap 400 Value Index Fund
iShares S&P SmallCap 600 Growth Index Fund
iShares S&P SmallCap 600 Index Fund
iShares S&P SmallCap 600 Value Index Fund
iShares S&P/TOPIX 150 Index Fund
iShares S&P U.S. Preferred Stock Index Fund

Amended and Approved by the Board of Directors of iShares, Inc. and the Board of Trustees of iShares Trust on March 8, 2007.